UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Arena Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

April 28, 2017

Dear Arena Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Tuesday, June 13, 2017, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. Details regarding admission to the meeting and the business to be conducted are more fully described in the Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is very important. Whether or not you attend the annual meeting, we hope you will vote as soon as possible. There are three ways that you can cast your ballot without attending the meeting – by telephone, by Internet or by returning your signed and completed proxy card. Please review the instructions included in the proxy statement.

On behalf of Arena’s employees and Board of Directors, I would like to express our appreciation for your support and continued interest in Arena.

Sincerely,

Amit D. Munshi

President, Chief Executive Officer and Director

6154 Nancy Ridge Drive, San Diego, CA 92121

Notice of Annual Meeting of Stockholders

To be held on June 13, 2017

ARENA PHARMACEUTICALS, INC.

6154 Nancy Ridge Drive

San Diego, CA 92121

April 28, 2017

To the Stockholders of Arena Pharmaceuticals, Inc.:

The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday June 13, 2017, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121, for the following purposes, which are more fully described in the proxy statement accompanying this notice:

1.

To elect the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice (Proposal 2);
3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal 3);
4.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-six (1:6) to one-for-ten (1:10), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of our 2018 Annual Meeting of Stockholders (Proposal 4);

5.

To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption "Effects of Authorized Shares Reduction" in the section of the accompanying proxy statement entitled "Approval of Reduction in the Number of Authorized Shares of Common Stock" (Proposal 5);

6.	To approve the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan (Proposal 6);
7.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017 (Proposal 7); and
8.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is April 24, 2017. Only stockholders of record at the close of business on April 24, 2017, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 13, 2017 at 9:00 a.m. (Pacific Time) at 6154 Nancy Ridge Drive, San Diego, California 92121.

The proxy statement and annual report to stockholders

are available on our investor relations home page of our website at http://invest.arenapharm.com/.

Whether or not you expect to attend the meeting in person, we urge you to submit your proxy on the Internet or by telephone or, if applicable, complete, sign, date and return the enclosed proxy card or proxy mailed to you at your earliest convenience, in order to ensure your representation at the meeting. Promptly submitting your vote will save us the expense and work of additional solicitation. If you received a printed copy of these materials by mail, you may return your proxy card in the enclosed envelope, which does not require postage if mailed in the United States. You may also vote on the Internet or by telephone pursuant to the instructions that accompanied your proxy card or were included in the Internet Notice. Sending in your proxy card or voting on the Internet or by telephone will not prevent you from voting at the meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of our Board of Directors

Steven W. Spector

Executive Vice President, General Counsel and

Secretary

i

In this proxy statement, “Arena Pharmaceuticals,” “Arena,” “we,” “us”, “our” and the “Company” each refers to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

ii

ARENA PHARMACEUTICALS, INC.

6154 Nancy Ridge Drive

San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS

To Be Held On Tuesday, June 13, 2017, at 9:00 a.m. (Pacific Time)

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 13, 2017

We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission, or SEC. On or about April 28, 2017, we intend to mail to beneficial owners of our stock a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our 2017 Proxy Statement and annual report and vote online. In addition, on or about April 28, 2017, we intend to send a printed copy of our proxy materials to our stockholders of record as of April 24, 2017, or Record Date. Our proxy statement and annual report are available on our investor relations page of our website at http://invest.arenapharm.com/.

Information Concerning Solicitation and Voting

1.	Why am I receiving these materials?

We have provided you these proxy materials because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders, or 2017 Annual Meeting, which is to be held on Tuesday, June 13, 2017, at 9:00 a.m. (Pacific Time), or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. You are invited to attend our 2017 Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares.

If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy on the Internet or by telephone. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or by telephone, as described below.

2.	Why did I receive a Notice Regarding the Availability of Proxy Materials?

In accordance with rules and regulations adopted by the SEC, we make our proxy materials available to our stockholders on the Internet. We are sending certain of our stockholders an Internet Notice. If you received the Internet Notice, such notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a printed copy of the proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Internet Notice.

We may also send you a proxy card, along with a second Internet Notice, on or after the date that is 10 days after the date the first Internet Notice is mailed to beneficial owners.

3.	How can I attend our 2017 Annual Meeting?

Our 2017 Annual Meeting will be held on Tuesday, June 13, 2017, at 9:00 a.m. (Pacific Time) at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. Directions to our 2017 Annual Meeting may be found at www.arenapharm.com, where you will find a map and directions under “contact us.” For further information about our 2017 Annual Meeting, please call 858.453.7200 and ask for Investor Relations. Information on how to vote in person at our 2017 Annual Meeting is described below.

Backpacks, packages, suitcases, briefcases, bags, personal communication devices (e.g., cell phones, smartphones and tablets), cameras, recording equipment and other electronic devices will not be permitted in the meeting, and attendees will be subject to a security inspection.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	1

4.	Who can vote at our 2017 Annual Meeting?

Each person who owns or has the right to vote shares of our common stock as of the Record Date has the right to vote at our 2017 Annual Meeting. As of the Record Date, there were 317,435,572 shares of our common stock outstanding, and each of such shares is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name.

If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote in person at our 2017 Annual Meeting. Whether or not you plan to attend our 2017 Annual Meeting, we urge you to vote by proxy on the Internet or by telephone as instructed below or to complete, sign, date and return a proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Internet Notice are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at our 2017 Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend our 2017 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at our 2017 Annual Meeting unless you obtain a legal proxy from your bank, broker or other agent.

5.	What is a proxy?

If you vote on the Internet or by telephone or return a signed and dated proxy card, you will be appointing Amit D. Munshi, our Chief Executive Officer, and Steven W. Spector, our Secretary, as your representatives at our 2017 Annual Meeting and authorizing them, or each of them, to vote your shares at the meeting as indicated by you. This way, you can vote your shares whether or not you attend the meeting.

6.	What am I voting on?

We are asking you to vote on the following proposals:

1.

Election of the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with rules of the SEC (Proposal 2);
3.	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal 3);
4.

Approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, or Reverse Stock Split, of our common stock at a ratio ranging from one-for-six (1:6) to one-for-ten (1:10), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of our 2018 Annual Meeting of Stockholders (Proposal 4);

5.

Approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, a reduction in the total number of authorized shares of our common stock, or Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split (Proposal 5);

6.	Approval of the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan (Proposal 6);
7.	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017 (Proposal 7); and
8.	Such other proposals as may properly come before the meeting or any adjournment or postponement thereof.

2	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

7.	What if another matter is properly brought before our 2017 Annual Meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at our 2017 Annual Meeting. If any other matters are properly brought before our 2017 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

8.	What if I return a proxy card or otherwise vote but do not make specific choices?

If you vote on the Internet or by telephone or mark your voting instructions on the proxy card, your shares will be voted as you instruct, or in the best judgment of Mr. Munshi or Mr. Spector with respect to any new proposal that comes up for a vote at our 2017 Annual Meeting.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: “FOR” the nine named nominees as directors; “FOR” the approval, on an advisory basis, of the compensation of our named executive officers; “FOR” the approval, on an advisory basis, to conduct an advisory vote on executive compensation “EVERY YEAR”; “FOR” the approval of a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split at a ratio ranging from one-for-six (1:6) to one-for-ten (1:10), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by our Board of Directors prior to the date of our 2018 Annual Meeting of Stockholders; “FOR” an amendment to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split; “FOR” the approval of the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan; “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017; and according to the best judgment of Mr. Munshi or Mr. Spector if a proposal that is not on the proxy card comes up for a vote at our 2017 Annual Meeting.

9.	How do I vote?

Stockholder of Record: Shares Registered in Your Name.

BY INTERNET: Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 12, 2017, to be counted.

BY TELEPHONE: Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 12, 2017, to be counted.

BY MAIL: If you have received a printed copy of these materials by mail, of if we have mailed you a proxy card pursuant to your request, you may complete, sign and date your proxy card and mail it in the enclosed pre-addressed envelope, which does not require postage if mailed in the United States. Your vote must be received no later than 11:59 p.m. (Eastern Time) on June 12, 2017, to be counted.

IN PERSON: We will pass out written ballots to anyone who wants to vote in person at our 2017 Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other agent to vote at our 2017 Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should have received the Internet Notice (or a proxy card and voting instructions with these proxy materials) from that organization rather than from us. Simply follow the instructions you received from that organization to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted. Please contact that organization if you did not receive the Internet Notice or such materials, as applicable.

To vote in person at our 2017 Annual Meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with the Internet Notice or these proxy materials, or contact such agent to obtain a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	3

10.	What does it mean if I receive more than one Internet Notice or proxy card?

It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please follow the voting instructions included in each Internet Notice and proxy card you receive to ensure that all of your shares are voted.

11.	Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at our 2017 Annual Meeting by: (i) voting on the Internet or by telephone by 11:59 p.m. (Eastern Time) on June 12, 2017 (your latest Internet or telephone vote is counted), (ii) signing a proxy card with a later date and returning it before 11:59 p.m. (Eastern Time) on June 12, 2017, (iii) providing a written notice no later than 11:59 p.m. (Eastern Time) on June 12, 2017, that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending our 2017 Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.

12.	How many shares must be present to hold our 2017 Annual Meeting?

To hold our 2017 Annual Meeting and conduct business, the holders of a majority of our outstanding common stock as of the Record Date must be present, either in person or represented by proxy, at our 2017 Annual Meeting. This is called a quorum.

A stockholder’s shares are counted towards a quorum if the stockholder either:

•	is present at the meeting, or
•	has properly submitted a proxy (including voting on the Internet or by telephone).

Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum at our 2017 Annual Meeting.

13.	What are broker non-votes?

Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting authority under the rules of the New York Stock Exchange, or NYSE, or otherwise to vote the shares for a particular proposal. The bank, broker or other agent can register your shares as being present at a meeting for purposes of determining the presence of a quorum, but will not be able to vote on those items for which specific authorization is required under the rules of the NYSE.

14.	When do brokers have discretionary voting authority to vote my shares without my instruction?

If you are a beneficial owner whose shares are held of record by a bank, broker or other agent, such entity has discretionary voting authority, under the rules of the NYSE, to vote your shares on certain routine matters for which it does not receive voting instructions from you by the 10th day before the meeting. For example, such entity has discretionary voting authority with regard to the ratification of the appointment of KPMG LLP (Proposal 7).

When a proposal is not a routine matter and the entity holding the shares has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the entity cannot vote the shares on that proposal.

The election of directors (Proposal 1), say-on-pay vote (Proposal 2), advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal 3), and vote on the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan (Proposal 6) are not considered routine. In addition, it is possible that brokers will not have discretionary voting authority with respect to the Reverse Stock Split proposal (Proposal 4) and the Authorized Shares Reduction proposal (Proposal 5), in which case, if you do not instruct your broker how to vote with respect to Proposals 4 and 5, your broker may not vote with respect to those proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

4	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

15.	How many votes must the nominees receive to be elected as directors, as described in Proposal 1?

Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at our 2017 Annual Meeting and entitled to vote. This means that the nine nominees receiving the highest number of votes “FOR” election will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome. However, if the number of votes “FOR” any of the nine nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Abstentions and broker non-votes will have no effect on the outcome.

16.	How many votes must be received to approve the compensation of our named executive officers, as described in Proposal 2?

A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

17.	How many votes must be received to indicate the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, as described in Proposal 3?

Pursuant to our Bylaws, the frequency that receives the approval of the majority of the votes cast by stockholders entitled to vote on the proposal will be deemed the frequency adopted by our stockholders.  However, in the event that no frequency receives a majority of the votes cast, we will consider the frequency approved by the highest number of votes cast by stockholders entitled to vote on the proposal to be the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect on the outcome.

18.

How many votes must be received to approve the series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of our common stock, as described in Proposal 4?

A majority of the shares outstanding on the Record Date must vote “FOR” approval. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

19.

How many votes must be received to approve the series of alternate amendment to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, an Authorized Shares Reduction, as described in Proposal 5?

A majority of the shares outstanding on the Record Date must vote “FOR” approval. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.

20.	How many votes must be received to approve the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan, as described in Proposal 6?

A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

21.	How many votes must be received to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017, as described in Proposal 7?

A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect on the outcome.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	5

22.	How are votes counted?

Votes will be counted by the inspector or inspectors of election appointed for our 2017 Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR” and “WITHHOLD” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of every year, every two years, or every three years, abstentions and broker non-votes; and, with respect to other proposals, votes “FOR” and “AGAINST,” proxies marked to “ABSTAIN” from voting, and broker non-votes. With respect to Proposals 4 and 5, regarding the proposed amendments to our Amended and Restated Certificate of Incorporation, abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any other proposal, but will be counted as present for the purposes of determining the presence of a quorum at our 2017 Annual Meeting.

We have retained Broadridge Financial Solutions, Inc. to tabulate and certify the voting results.

23.	Who will bear the cost of soliciting votes for our 2017 Annual Meeting?

We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Original solicitation of proxies by mail may be supplemented by other mailings, telephone calls, personal solicitation, or use of the Internet by our directors, officers, other employees or, if we choose to engage one, an independent proxy solicitation firm. No additional compensation will be paid to our directors, officers or other employees for such services, and in the event we engage such a proxy solicitation firm, the fees paid by us would not likely exceed $20,000.

24.	How can I find out the results of the voting at our 2017 Annual Meeting?

Preliminary voting results will be announced at our 2017 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after our 2017 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after our 2017 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

25.	How can I obtain the company’s corporate governance information?

We have included various corporate governance materials under the “Investors” tab of our website, www.arenapharm.com. Included in such information are the charters of the following standing committees of our Board of Directors: The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Also included under that tab are our Board of Directors’ Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints.

6	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

ELECTION OF DIRECTORS (PROPOSAL 1)

Nominees and Election Process

Our Board of Directors currently consists of eleven directors. The nine persons named in the table below are nominees for director at our 2017 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be determined by a resolution of our Board of Directors. Our Board of Directors has determined by resolution to reduce the authorized number of directors to nine as of the election of the directors at our 2017 Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Harry F. Hixson, Jr., Ph.D. and Donald D. Belcher will not continue as directors after our 2017 Annual Meeting.

All of the nominees for director at our 2017 Annual Meeting were elected at our 2016 Annual Meeting of Stockholders other than Jayson Dallas, M.D., Oliver Fetzer, Ph.D., and Garry Neil, M.D., who were appointed as directors by our Board of Directors in February 2017. All of the nominees were recommended by the Corporate Governance and Nominating Committee for election to our Board of Directors at our 2017 Annual Meeting. Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the annual meeting and entitled to vote. However, if the number of votes “FOR” any of the nine nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of our 2017 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by our Board of Directors, unless our Board reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve.

Following is information regarding the nominees for director at our 2017 Annual Meeting. Such information includes biographical and other information about the nominees, including information concerning the specific experience, qualifications, attributes or skills that led our Board of Directors and the Corporate Governance and Nominating Committee to conclude that the nominees should serve as our directors.

Name	Positions and Offices Held	Year First Elected or Appointed Director	Age
Scott H. Bice, J.D.	Director	2003	74
Jayson Dallas, M.D.	Director	2017	49
Oliver Fetzer, Ph.D.	Director	2017	52
Amit D. Munshi	Director, President and Chief Executive Officer	2016	49
Garry A. Neil, M.D.	Director	2017	63
Tina S. Nova, Ph.D.	Director, Chair of the Board	2004	63
Phillip M. Schneider	Director	2007	60
Christine A. White, M.D.	Director	2006	65
Randall E. Woods	Director	2007	65

Business Experience of Nominees

Biographical information for each of the nominees is set forth below, together with a draft summary of the key qualifications and experience that led our Board to the conclusion that each of the nominees should serve as a director in the past and/or as a proposed nominee for the 2017 annual meeting.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	7

Scott H. Bice has served as a member of our Board of Directors since December 2003. Mr. Bice has been the Robert C. and Nanette T. Packard Professor at the University of Southern California Law School since 2000, where he served as Dean from 1980 to 2000. Mr. Bice has experience on several corporate boards, including Imagine Films, from 1992 to 1994; Western and Residence Mutual Insurance Companies, from 1996 to 2003; and Jenny Craig, from 1996 to 2002. Mr. Bice holds a B.S. in finance and a J.D. from the University of Southern California.

Mr. Bice’s extensive legal, corporate governance, and business ethics expertise, his background as a professor and former Dean of a leading law school, and his service on other boards give him an important perspective to contribute and the qualifications, attributes and skills to serve as one of our directors.

Jayson Dallas, M.D., has served on our Board of Directors since February 2017. He has served as Chief Commercial Officer and Senior Vice President of Ultragenyx Pharmaceutical Inc., a publicly held biopharmaceutical company focused on the development of novel products for rare and ultra-rare diseases, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of Roche, a healthcare company, in the United Kingdom from January 2013 to July 2015. Prior to this, he held two different positions at Genentech, a pharmaceutical company, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology, from May 2010 to December 2012 in South San Francisco. Prior to joining Genentech, Dr. Dallas worked at Novartis and Pfizer / Pharmacia in the United States and previously at Roche in Switzerland. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom.

Dr. Dallas’s years of global experience at the intersection of drug development, medical and commercial planning for leading biopharmaceutical and healthcare companies gives him the qualifications, attributes and skills to serve as one of our directors.

Oliver Fetzer, Ph.D., has served on our Board of Directors since February 2017. He has served as the Chief Executive Officer of Synthetic Genomics, Inc., a private synthetic biology company commercializing genomic technologies, since November 2014. Prior to Synthetic Genomics, Dr. Fetzer was President and Chief Executive Officer of Cerulean Pharma Inc., a pharmaceutical company that develops nanoparticle drug conjugate oncology therapeutics, from April 2009 to October 2014. Prior to Cerulean Pharma, Dr. Fetzer served in a variety of positions at Cubist Pharmaceuticals, Inc., including Senior Vice President, Corporate Development and Research & Development, Senior Vice President, Corporate Development and Chief Business Officer, and Senior Vice President, Business Development. Dr. Fetzer began his career in 1993 in various positions of increasing responsibility at the Boston Consulting Group (BCG), a global leading management consulting firm, including Consultant, Project Leader, Principal, Partner and Managing Director. Dr. Fetzer served on the boards of Auxilium Pharmaceuticals, Inc., from 2005 to 2015 and Cerulean Pharma, Inc. from 2009 to 2014, and has served on the board of Tecan Group AG, a publicly held provider of laboratory instruments and solutions in biopharmaceuticals, forensics and clinical diagnostics, since 2011. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston, a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina, and an M.B.A. from Carnegie Mellon University.

Dr. Fetzer’s experience with transactions and leadership from pre-clinical to late stage development in the biopharmaceutical industry, in addition to his management consulting and prior publicly held company board service, give him the qualifications, attributes and skills to serve as one of our directors.

Amit D. Munshi has served as a member of our Board of Directors since June 2016, and as our President and Chief Executive Officer since May 2016. Previously, Mr. Munshi served as President and Chief Executive Officer and a director of Epirus Biopharmaceuticals, Inc. from May 2012 to May 2016. Prior to Epirus, Mr. Munshi served as Chief Executive Officer of Percivia LLC, a biotechnology company, from 2011 to 2012, was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., from 2005 to 2010, and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including General Manager, Nephrology Europe. In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker Graduate School of Management at Claremont Graduate University. Mr. Munshi has more than 25 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management. Mr. Munshi serves on the boards of Oxeia Biopharmaceuticals, Inc., and Cytrellis Biosystems, Inc., both privately held companies.

The Board believes that it is important to have our Company’s Chief Executive Officer serve on the Board as he is closest to our company’s day-to-day operations. Mr. Munshi’s vast executive management and business experience in the global biopharmaceutical industry and in-depth knowledge of product development gives him the qualifications, attributes and skills to serve as one of our directors.

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Garry Neil, M.D., has served on our Board of Directors since February 2017. He has served as the Chief Scientific Officer of Aevi Genomic Medicine, a publicly held biotechnology company focused on translating genetic discoveries into novel therapies to improve the lives of children and adults with pediatric onset life altering diseases, since September 2013. Prior to joining Aevi Genomic Medicine, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate VP of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to that, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, VP of R&D at Merck KGaA/EMD Pharmaceuticals, VP of Clinical Research at AstraZeneca and Astra Merck. Under his leadership a number of new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the board GTx, Inc., a publicly held biopharmaceutical company focused on cancer and other serious medical conditions. He is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry R&D consortium, and remains on its board. He also serves on the board of Reagan Udall Foundation and previously served on the board of Foundation for the National Institutes of Health (NIH), and on the Science Management Review Board of the NIH. He is past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

Dr. Neil’s years of biopharmaceutical experience with emphasis on unique insight into gastroenterology (or GI) drug development with vast network of global key opinion leaders (or KOLs), his medical degree and specialty training, as well as his global executive positions in research and development, clinical, and regulatory affairs, gives him the qualifications, attributes and skills to serve as one of our directors.

Tina S. Nova, Ph.D., has served as a member of our Board of Directors since September 2004. Dr. Nova has served as President and Chief Executive Officer of Molecular Stethoscope, Inc., a diagnostics company, since September 2015. Dr. Nova served as Senior Vice President and General Manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. Dr. Nova was a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and served as its President from 2000 to April 2014. Dr. Nova also served as the Chief Executive Officer of Genoptix and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in March 2011. Dr. Nova was a co-founder of Nanogen, Inc., and served as its Chief Operating Officer and President from 1994 to 2000. Dr. Nova served as Chief Operating Officer of Selective Genetics from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals, Inc., from 1988 to 1992. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company. Dr. Nova serves as a member of the board of directors of Veracyte, Inc., a diagnostics company. Within the past five years, Dr. Nova also served as a member of the board of directors of Adamis Pharmaceuticals Corporation, a biopharmaceutical company and NanoString Technologies, Inc., a provider of life science tools. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

Dr. Nova’s immense leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, including her background as the President and Chief Executive Officer of a publicly held company in the healthcare industry, her experience in successfully developing, launching and commercializing medical products, and her service on other boards give her the qualifications, attributes and skills to serve as one of our directors.

Phillip M. Schneider has served as a member of our Board of Directors since December 2007. Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company, from 1987 to 2002, most recently as Senior Vice President and Chief Financial Officer. Prior to his association with IDEC, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation and was previously with KPMG LLP. Mr. Schneider serves as a member of the board of directors of Pfenex Inc., a biopharmaceutical company. Within the past five years, Mr. Schneider also served as a member of the board of directors of Auspex Pharmaceuticals, Inc., a biopharmaceutical company, and Gen-Probe Incorporated, a medical diagnostics company. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California.

Mr. Schneider’s extensive leadership, business, financial and accounting expertise, including his background as the Chief Financial Officer of a publicly held biopharmaceutical company during the successful development, launch and commercialization of its first product, his experience at a large financial and accounting firm, and his service on other boards in our industry give him an important financial and accounting perspective and the qualifications, attributes and skills to serve as one of our directors.

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Christine A. White, M.D., has served as a member of our Board of Directors since August 2006. Dr. White served in various senior positions with Biogen Idec Inc., a biopharmaceutical company, from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs; as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego from 1994 to 1996; and on the clinical staff and in various positions in the Department of Medicine at Scripps Memorial Hospitals in La Jolla and Encinitas, California, from 1984 to 1994, most recently as Chairman, Department of Medicine. Dr. White serves as chairman on the board of directors of MEI Pharma, Inc., an oncology company. Dr. White holds a B.A. in Biology and an M.D. from the University of Chicago and is board certified in both Internal Medicine and Medical Oncology.

Dr. White’s considerable medical, scientific and business expertise, including her background in the clinical practice of medicine, basic science and clinical research, clinical development and regulatory affairs, her experience with the successful development, launch and commercialization of medicinal products, her senior management experience at a publicly held company in our industry, and her service on other boards give her a deep understanding of pharmaceutical development and commercialization and the qualifications, attributes and skills to serve as one of our directors.

Randall E. Woods has served as a member of our Board of Directors since December 2007. Mr. Woods has served as the President and Chief Executive Officer of Sophiris Bio Inc., a urology company, since August 2012, and as a member of its board of directors since October 2012. Mr. Woods served as the President and Chief Executive Officer and a member of the board of directors of Sequel Pharmaceuticals, Inc., a pharmaceutical company, from September 2007 to June 2011; as the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company that was acquired by Merck & Co., Inc., from April 2004 to September 2007; as the President and Chief Executive Officer of Corvas International, Inc., a biopharmaceutical company, from 1996 to 2003; in various senior positions at Boehringer Mannheim’s US pharmaceutical operations, from 1993 to 1996, most recently as President; and before then served more than 20 years at Eli Lilly & Company in sales and marketing positions. Mr. Woods is the chairman emeritus of the advisory board of the University of California, San Diego’s Sulpizio Cardiovascular Center. Mr. Woods was the Chair of the board of directors of BIOCOM, a life science association representing member companies in Southern California, for 2009. Mr. Woods holds a B.S. in Biology and Chemistry from Ball State University and an M.B.A. from Western Michigan University.

Mr. Woods’ extensive leadership, business and financial expertise, including his background of founding, financing and developing companies in our industry, and his senior management experience, including as Chief Executive Officer and President of multiple biopharmaceutical companies, his background in sales, marketing and pharmaceutical operations, and his service on other boards give him the qualifications, attributes and skills to serve as one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NAMED NOMINEE.

Director Independence

Our common stock is listed on the NASDAQ Global Select Market, which requires that a majority of a listed company’s board of directors qualify as “independent” under the applicable NASDAQ listing standards. The board of directors must affirmatively make this determination. In addition, under our Corporate Governance Guidelines, it is our policy that at least two-thirds of the members of our Board of Directors be independent directors.

Our Board of Directors consults with its legal advisors to ensure that its independence determinations, including with respect to directors, director nominees and members of its committees, comply with all applicable securities and other laws and regulations regarding the definition of “independent,” including but not limited to those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. Consistent with these considerations, our Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, other non-employee directors, our senior management and our independent auditors and has affirmatively determined that all of our non-employee directors are independent directors under the applicable NASDAQ listing standards.

Under our Corporate Governance Guidelines, directors who have been deemed “independent directors” by our Board of Directors will inform the Chair of the Board in writing if he or she believes there has been a change in his or her status as an independent director. The Chair of the Board, in turn, will advise the Corporate Governance and Nominating Committee of such potential change of status so that the committee, with the aid of the Chair of the Board, can determine whether the director continues to qualify as an independent director and whether to recommend to our full Board of Directors to ask for the resignation of such director.

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Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines for the conduct and operation of our Board. The guidelines cover such topics as board composition and selection, the Board’s role, the responsibilities of the Chair of the Board, director orientation and education, director compensation, Board meetings, Board committees, Board access to management and use of outside advisors, succession planning, and the evaluation of the Board and our Chief Executive Officer.

Board Leadership Structure

We separate the roles of Chair of the Board and Chief Executive Officer. Our Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the appropriate Board leadership structure may vary as circumstances change. As such, our Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for our company at such time.

On June 13, 2016, our Board appointed Dr. Nova, an independent director, the Chair of the Board. Our Board’s policy is one of the independent directors shall be appointed by a majority of the independent directors as the Chair to serve for a minimum of one year or until the earlier of when replaced by the independent directors or six years from appointment. Our Board’s policy provides that the Chief Executive Officer and Chair of the Board shall not be held by the same person. Our Chair’s responsibilities and authority includes the following:

•	Serving as the chair of Board meetings, including during executive sessions of independent directors;
•	Establishing the schedule and agenda for Board meetings and approving information to be sent to our Board;
•	Presiding over any portion of Board meetings at which the performance of our Board is presented or discussed;
•	Establishing the agenda for meetings of the independent directors and presiding over such meetings;
•	Coordinating with the committee chairs, as needed, regarding meeting agendas, informational requirements and other matters, as appropriate;
•	Serving as the liaison between the Chief Executive Officer and the independent directors;
•	Being available for communications with stockholders, as appropriate and in accordance with our policy on stockholder communications with our Board; and
•	Performing such other duties as our Board may establish or delegate.

Our Board of Directors believes that this structure provides an efficient and effective leadership model for our company at this time. In considering its leadership structure, our Board of Directors has taken into account that it consists of a substantial majority of independent directors who are highly qualified and experienced, has a Chair with defined corporate governance responsibilities, the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are each comprised entirely of independent directors, and that it has regular interactions outside of Board and committee meetings with our management, including our Chief Executive Officer. Our Board of Directors believes that we have an appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

Our management has the primary responsibility for identifying and managing our business risks, including by overseeing and implementing our enterprise risk management program. Our Board of Directors actively oversees potential risks and our risk management activities, including by discussing with management our risks and the management of such risks at meetings of the Board and its committees. Our Board of Directors also makes use of the independent understanding and knowledge of many of such risks possessed by our directors. Our Board of Directors regularly reviews our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our Board of Directors also regularly considers risks facing us when it approves the annual budget, plan and corporate goals and throughout the year as it monitors developments and reviews our financial and other periodic reports.

Our Board of Directors has also delegated risk oversight to each of its standing committees within their areas of responsibility. The Audit Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our internal control over financial reporting, periodic filings with the SEC, investment policy, procedures relating to the receipt and treatment of complaints, and policies and procedures designed to ensure adherence to applicable laws and regulations. The Compensation Committee assists our Board of Directors in its risk oversight function with regard to, among other things, assessing risk created by

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current and proposed compensation policies and practices for all of our employees. The Corporate Governance and Nominating Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our management succession plans, the agendas for our Board’s strategy sessions, and our compliance-related policies and practices that are not within the purview of the Audit Committee or are referred to the committee by our Board.

We have assessed our compensation policies and practices on a company-wide basis to determine if such programs or practices create undesirable or unintentional risks of a material nature. Based on such assessment, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Annual Performance Evaluations; Assessment of Charters; Director Education

Our Board of Directors, as well as each of its standing committees, conducts an annual self-evaluation, which includes a review of its performance and, in the case of each of the committees, an assessment of the adequacy and appropriateness of its charter. Our Board of Directors also reviews each of our directors. The Corporate Governance and Nominating Committee is responsible for overseeing this evaluation process, evaluating all standing committees and their charters and recommending to our Board of Directors any changes to our Board and the authority, charters, compositions and chairs of such committees.

Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. Our Board of Directors regularly discusses recent developments in legal standards related to corporate governance, disclosure obligations or industry-specific issues. In addition, we may, from time to time and depending on the circumstances, pay for all or a portion of outside continuing education programs to assist our directors in maintaining such level of expertise. It is our Board of Directors’ policy for us to reimburse each director for attending one of such continuing education programs per year (and, when possible, for such cost to be shared if the director is a member of more than one board of directors).

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer and our principal financial and accounting officer), and we have posted the text of the policy on our website (www.arenapharm.com) under “Investors – Corporate Governance.” To facilitate compliance with this policy, we periodically conduct a program of awareness, training and review. The Code of Business Conduct and Ethics complies with the applicable NASDAQ listing standards and SEC rules and regulations, and includes procedures for (i) the filing, receipt and treatment of complaints regarding suspected improper conduct by our employees, directors, collaborators, vendors and others associated with us and (ii) the confidential, anonymous submission by employees of concerns regarding any matter covered by the policy. In addition, we intend to promptly disclose on our website in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the policy that applies to our principal executive officer, our principal financial and accounting officer, or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Non-employee Director Meetings

Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.

Director Meeting Attendance

Our Board of Directors held ten meetings during the fiscal year ended December 31, 2016. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board on which such director served, in each case during the periods in which he or she served. In addition to regularly scheduled meetings, the directors participate in telephone interactions and other communications with each other and certain of our officers, as well as with our independent auditors and external advisors, counsel and consultants.

As stated in our Corporate Governance Guidelines, our directors are encouraged to attend our annual meetings of stockholders, and all of our directors attended our 2016 Annual Meeting of Stockholders other than Drs. Dallas, Fetzer and Neil, who joined our Board of Directors in February 2017.

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Term Limits

Under our Corporate Governance Guidelines, independent directors serving on our Board of Directors as of December 29, 2011, are not to serve more than a total of 16 years. Independent directors who are elected to our Board of Directors after December 29, 2011, are not to serve more than a total of 10 years; provided, however, that if our Board determines, in anticipation of the 10-year term limit of an independent director elected after December 29, 2011, that such new director should continue to serve on our Board, then the 16-year term limit shall apply.

Committees of the Board

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each of these committees is comprised entirely of “independent” directors under the applicable NASDAQ listing standards. The members and chairs of our Board of Directors’ committees are appointed by our Board and may change in the future. Our Board of Directors has no set policy for rotation of committee members or chairs, but it annually reviews committee composition and chair positions, seeking the appropriate blend of continuity and fresh perspectives on the committees. The authority and responsibility of each of these committees are summarized below, and more detailed descriptions of their functions are included in their written charters, which are available on our website at www.arenapharm.com.

Pursuant to their charters, each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is authorized to access, at our expense, such internal and external resources as the particular committee deems necessary or appropriate to fulfill its defined responsibilities. Each committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.

The following chart provides membership and meeting information for 2016 for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Donald D. Belcher	●		●
Scott H. Bice, J.D.		●	C
Harry F. Hixson, Jr., Ph.D.			●
Phillip M. Schneider	C
Christine A. White, M.D.		●
Randall E. Woods	●	C
Total meetings in 2016	6	9	4

● - Committee member

C - Committee chair

Audit Committee

The Audit Committee’s responsibilities include:

•	selecting and evaluating the performance of our independent auditors;
•	reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided by them;
•	reviewing and assessing our financial reporting activities and disclosure, including our financial results press releases and periodic reports, and the accounting standards and principles followed;
•	reviewing the scope, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing management’s assessment of our compliance with our disclosure controls and procedures;
•	reviewing our public disclosure policies and procedures;
•	reviewing our guidelines and policies with respect to risk assessment and management, our tax strategy and our investment policy;
•	reviewing and approving related-party transactions;

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•	overseeing our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints; and
•	reviewing threatened or pending litigation matters and investigating matters brought to the committee’s attention that are within the scope of its duties.

Our Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements included in the applicable NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board of Directors has also determined that each of the committee members is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com. Mr. Schneider is the Chair of the Audit Committee. The Audit Committee held six meetings in 2016. The Audit Committee’s report is set forth below under “Audit Committee Report.”

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing, modifying and approving our overall compensation strategy and policies;
•	assessing risk created by current and proposed compensation policies and practices for all of our employees;
•	reviewing and approving performance goals relevant to the compensation of our executive officers;
•	evaluating and recommending to our Board of Directors compensation plans and programs for us, as well as modifying or terminating existing plans and programs;
•	reviewing and approving compensation and benefits for our non-employee directors and executive officers, and making recommendations to our Board of Directors regarding these matters;
•	authorizing and approving equity grants under our equity compensation plans; and
•	overseeing preparation and review of the committee’s report and the compensation discussion and analysis included in our proxy statement.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Mr. Woods is the Chair of the Compensation Committee. The Compensation Committee held nine meetings in 2016. The Compensation Committee’s report is set forth below under “Compensation Committee Report.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s responsibilities include:

•	recommending guidelines to our Board of Directors for our corporate governance;
•	overseeing director orientation and continuing education;
•	establishing criteria for membership on our Board of Directors;
•	identifying, evaluating, reviewing and recommending to our Board of Directors qualified director candidates;
•	reviewing and assessing the performance of our Board of Directors and its standing committees;
•	reviewing and approving a management succession plan and related procedures;
•	making recommendations to our Board of Directors regarding the appointment of officers;
•	establishing the process for receiving and considering stockholder proposals and suggestions for director nominations;
•	making recommendations regarding the agenda for our Board of Directors’ strategy discussions; and
•	overseeing compliance related policies and practices that are not within the purview of the Audit Committee or are referred by our Board of Directors.

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The Corporate Governance and Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants and recruiters in this process. As set forth below under “Stockholder Director Recommendations,” the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements. In considering candidates for director, the Corporate Governance and Nominating Committee will consider all relevant factors, which may include, among others, the candidate’s experience and accomplishments, the relevance of such experience to our business, the availability of the candidate to devote sufficient time and attention to our company, the candidate’s reputation for integrity and ethics and the candidate’s ability to exercise sound business judgment. Director candidates are reviewed in the context of the then current composition of our Board of Directors, our requirements and the interests of our stockholders. In conducting this assessment, our Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of our Board of Directors and our company, to maintain a balance of knowledge, experience and capability. Our Board of Directors believes that its membership should reflect diversity in a broad sense that includes such things as differences of viewpoint, background, professional experience, expertise, education, skills, specialized knowledge, and other individual qualities and attributes. In the case of incumbent directors whose terms of office are set to expire, when determining whether such directors should be nominated for reelection, our Board of Directors reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Board of Directors also determines whether the nominee is independent for NASDAQ purposes. The Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

The Corporate Governance and Nominating Committee recommended the nominations of each of the director nominees for election at our 2017 Annual Meeting.

Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.arenapharm.com. Mr. Bice is the Chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings in 2016.

Stockholder Director Recommendations

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on our Board of Directors. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. To be considered by the Corporate Governance and Nominating Committee, a stockholder recommendation for director candidates for an annual meeting of stockholders must be received by the committee by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our Bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.

Stockholder Communications with our Board of Directors

Our Board of Directors has a formal process by which stockholders may communicate with our Board or any of our directors or officers. Stockholders who wish to communicate with our Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If our Board of Directors modifies this process, we will post the revised process on our website.

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Compensation Committee Interlocks and Insider Participation

Messrs. Bice and Woods and Dr. White served on the Compensation Committee during 2016. No director serving on the Compensation Committee during 2016 was, at any time during or before such fiscal year, one of our employees. None of our executive officers served during 2016 as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as members of our Board of Directors or the Compensation Committee.

Certain Relationships and Related Transactions

The following is a description of transactions or series of transactions since January 1, 2016, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons we knew to be holders of more than 5% of our common stock, or any immediate family member of the foregoing, had or will have a direct or indirect material interest, other than compensation arrangements described below. Each of these transactions was approved by the Audit Committee in accordance with its charter.

Transactions with Beacon Discovery, Inc.

On September 1, 2016, we entered into a series of agreements with Beacon Discovery, Inc., or Beacon, a newly formed entity. Dominic P. Behan, Ph.D., D.Sc., our former Executive Vice President, Chief Scientific Officer and member of our Board of Directors, was a director and greater than 10% stockholder of Beacon at the time of our entering the agreements. Dr. Behan is not currently an employee, director or a greater than 10% stockholder of Beacon.

We entered into a License and Collaboration Agreement, or License Agreement, with Beacon, pursuant to which we transferred certain equipment and other assets to Beacon having a book value of approximately $0.9 million, and granted Beacon a non-exclusive, non-assignable and non-sublicensable license to certain database information relating to compounds, receptors and pharmacology. Beacon is permitted to utilize the license to perform services in connection with a Master Services Agreement we entered with Beacon, and to conduct its own research (and commercialize resulting products) in areas unrelated to our research and development programs. In addition, Beacon is responsible, at its own expense, for maintaining our existing vivarium through December 31, 2017.  Beacon has agreed to assign to us any intellectual property relating to our existing research and development programs developed in the course of performing research for us, and to grant us a non-exclusive license to any intellectual property developed outside the course of performing work for us that is reasonably necessary or useful for developing or commercializing the products under our research and development programs. We will also be entitled to certain rights of first negotiation and rights of first refusal to potentially obtain licenses to certain compounds discovered and developed by Beacon. In addition, we are entitled to receive (i) a percentage of any revenue received by Beacon on or after the second anniversary of the effective date of the agreement from any third party pursuant to a third party license, including upfront payments, milestone payments and royalties, except for certain payments from Boehringer Ingelheim International GmbH, or BI, discussed below; (ii) single-digit royalties on the aggregate net sales of any related products sold by Beacon and its affiliates; and (iii) in the event that Beacon is sold, a percentage of the consideration for such sale transaction.

Pursuant to the Master Services Agreement, Beacon is expected to perform certain additional research services to support our clinical-stage pipeline, as such services are requested by us and agreed by Beacon from time to time, in exchange for payments totaling approximately $1.9 million, of which amount $1.5 million has been paid as of April 1, 2017 and the balance of which is expected to become due by May 1, 2017.

We also entered into a services agreement with Beacon (the “BI Services Agreement”), pursuant to which we transferred to Beacon our research obligations under that certain Collaboration and License Agreement, dated December 22, 2015 (the “BI Collaboration Agreement”), by and between us and BI. In consideration for performing these research obligations, Beacon will be entitled to receive the applicable FTE payments that are paid to us by BI for the research services to be performed by Beacon, which are expected to be approximately $3.0 million. In addition, pursuant to the License Agreement (discussed above), we agreed to pay up to $12.0 million of certain milestone payments to Beacon, to the extent such milestone payments are received by us pursuant to the BI Collaboration Agreement.

16	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

We also entered into a sublease agreement with Beacon, pursuant to which we sublease approximately 15,000 square feet of office, laboratory and meeting room space to Beacon. The term of the sublease is five years. Under the sublease agreement, Beacon is required to pay us rent at a rate of $15,000 per month, which, at Beacon’s option, may be payable in the form of a secured promissory note (the “Note”) bearing interest at the annual rate of 7% and payable five years from the commencement date of the sublease, or earlier in the event Beacon obtains financing or receives certain license or collaboration payments in excess of a specified aggregate amount. As of December 31, 2016, the outstanding principal amount under the Note was $60,962, which is also the largest principal amount outstanding under the Note during 2016. The aggregate amount of interest accrued under the Note during 2016 was $962.  Beacon has not repaid any principal or paid any accrued interest to us since the issuance of the Note.

Policies and Procedures for the Review and Approval of Transaction with Related Persons

The Audit Committee’s charter requires the Audit Committee to review and approve any related-person transactions. In considering related-person transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	17

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)

At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success.

We urge stockholders to read the below “Compensation Discussion and Analysis” and the compensation tables and related narrative, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board of Directors and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Arena Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board of Directors and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

18	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL

OF EXECUTIVE COMPENSATION (PROPOSAL 3)

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Currently, consistent with the preference expressed by our stockholders at our 2011 Annual Meeting of Stockholders, the policy of the Board is to solicit a non-binding advisory vote on the compensation of our named executive officers every year. In accordance with the Dodd-Frank Act, we are again asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, our Board of Directors recommends that the stockholders select a frequency of every year.

After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, our Board of Directors recognizes that executive compensation disclosures are made annually. Our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Accordingly, our Board of Directors is asking stockholders to indicate their preferred voting frequency by voting for every year, every two years or every three years.

While our Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. Pursuant to our Bylaws, the frequency among those choices that receives the approval of the majority of the votes cast by stockholders entitled to vote on this proposal will be deemed the frequency adopted by our stockholders.  However, in the event that no frequency receives a majority of the votes cast, we will consider the frequency approved by the highest number of votes cast by stockholders entitled to vote on this proposal to be the frequency preferred by our stockholders.

Our Board of Directors and the Compensation Committee value the opinions of our stockholders in this matter, and, to the extent there is any significant vote in favor of one frequency over the other options, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on us or our Board of Directors, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to our fiduciary duties or those of our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR “EVERY YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	19

Compensation and Other Information

Concerning Executive Officers, Directors and Certain Stockholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2017, by:

•	Each person, group or entity who is the beneficial owner of more than 5% of our common stock;
•	Each director and nominee for director;
•	Our Named Executive Officers (as defined below in “Compensation Discussion and Analysis”); and
•	All directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. This table is based on information supplied by our current and former executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before March 31, 2017. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 247,148,747 shares of common stock outstanding on March 31, 2017, as adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2017.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Wellington Management Group, LLP (1)	23,035,452	9.32%
The Vanguard Group (2)	18,994,955	7.69%
BlackRock, Inc. (3)	18,924,133	7.66%
Dominic Behan, Ph.D., D.Sc. (4)	1,993,103	*
Steven W. Spector, J.D. (5)	1,247,495	*
Amit D. Munshi (6)	951,875	*
Craig M. Audet, Ph.D. (7)	516,196	*
Harry F. Hixson, Jr., Ph.D. (8)	411,736	*
Donald D. Belcher (9)	397,588	*
Christine A. White, M.D. (10)	367,588	*
Phillip M. Schneider (11)	364,588	*
Scott H. Bice, J.D. (12)	290,780	*
Randall E. Woods (13)	279,320	*
Tina S. Nova, Ph.D. (14)	265,311	*
Jayson Dallas, M.D. (15)	49,999	*
Oliver Fetzer, Ph.D. (16)	49,999	*
Garry Neil, M.D. (17)	49,999	*
Kevin R. Lind	1,875	*
Vincent Aurentz	—	*
Preston Klassen	—	*
All current directors and executive officers as a group (15 persons) (18)	4,728,153	1.88%

*	Less than one percent
(1)

Wellington Management Group LLP, had shared voting power with respect to 16,091,035 shares and shared dispositive power with respect to 23,035,452 shares. The principal business office of Wellington Management Company LLP, is 280 Congress Street, Boston, Massachusetts 02210.

(2)

The Vanguard Group had sole voting power with respect to 484,132 shares, sole dispositive power with respect to 18,487,505 shares and shared dispositive power with respect to 507,450 shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

BlackRock, Inc., had sole voting power with respect to 18,400,585 shares and sole dispositive power with respect to 18,924,133 shares. The principal business office of BlackRock, Inc., is 55 East 52nd Street, New York, New York 10055.

20	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

(4)

Includes 1,490,312 shares issuable to Dr. Behan upon the exercise of stock options that are exercisable within 60 days of March 31, 2017, and 62,501 shares of common stock that will be released within 60 days of March 31, 2017.

(5)	Includes 1,138,751 shares issuable to Mr. Spector upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(6)	Includes 950,000 shares issuable to Mr. Munshi upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(7)	Includes 472,134 shares issuable to Dr. Audet upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(8)	Includes 328,860 shares issuable to Dr. Hixson upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(9)	Includes 328,860 shares issuable to Mr. Belcher upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(10)	Includes 328,860 shares issuable to Dr. White upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(11)	Includes 335,860 shares issuable to Mr. Schneider upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(12)	Includes 267,152 shares issuable to Mr. Bice upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(13)	Includes 259,592 shares issuable to Mr. Woods upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(14)	Includes 246,583 shares issuable to Dr. Nova upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(15)	Includes 49,999 shares issuable to Dr. Dallas upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(16)	Includes 49,999 shares issuable to Dr. Fetzer upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(17)	Includes 49,999 shares issuable to Dr. Neil upon the exercise of stock options that are exercisable within 60 days of March 31, 2017.
(18)	Includes 4,334,515 shares issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2017.

Executive Officers and Certain Directors

Our executive officers are appointed by our Board of Directors and serve at the discretion of our Board. The following table sets forth information regarding our executive officers and two directors who are not standing for reelection at our 2017 Annual Meeting.

Name	Age	Position
Executive officers
Vincent Aurentz	49	Executive Vice President and Chief Business Officer
Preston Klassen, M.D., M.H.S.	48	Executive Vice President, R&D, Chief Medical Officer
Kevin R. Lind	41	Executive Vice President and Chief Financial Officer
Amit D. Munshi	49	President and Chief Executive Officer
Steven W. Spector, J.D.	52	Executive Vice President, General Counsel and Secretary

Directors not standing for reelection
Donald D. Belcher	78	Director
Harry F. Hixson, Jr., Ph.D.	78	Director

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Executive Officers

See “ELECTION OF DIRECTORS (PROPOSAL 1)” for biographical information regarding Mr. Munshi, our President and Chief Executive Officer, who is also a director nominated for reelection at our 2017 Annual Meeting.

Vincent Aurentz, has served as our Executive Vice President and Chief Business Officer since August 2016. Previously, Mr. Aurentz served as the Chief Business Officer of Epirus Biopharmaceuticals, Inc. from November 2015 to July 2016. Prior to Epirus, Mr. Aurentz served as President of HemoShear Therapeutics, LLC from July 2013 to November 2015, where he oversaw the scientific research and business development efforts including collaborations with global organizations such as Pfizer Inc., Eli Lilly, Janssen R&D and Children’s National Health System. Prior to HemoShear, Mr. Aurentz served as Executive-in-Residence at Catenion GmbH from July 2012 to December 2014, and served as Executive Vice President of Quintiles Transnational from October 2010 to April 2012. Prior to that, Mr. Aurentz was Executive Vice President and member of the Executive Management Board at Merck KGaA (Merck Serono S.A.) where he directed R&D programs, portfolio strategy and headed all deal activity and venture investments, Co-founder and Managing Director of a venture capital and advisory business, and started his career at Andersen Consulting (now Accenture). In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Aurentz received a B.S. in mathematics from Villanova University.

Preston Klassen, M.D., M.H.S., has served as our Executive Vice President, Research and Development and Chief Medical Officer since March 2017. Previously, he was Chief Medical Officer of Laboratoris Sanifit S.L. from May 2016 to March 2017, and was Executive Vice President, Head of Global Development at Orexigen Therapeutics, Inc. from November 2009 to May 2016. Dr. Klassen has held several positions of increasing responsibility at Amgen, Inc., including Therapeutic Area Head for Nephrology. Prior to joining Amgen, he was a faculty member in the Division of Nephrology at Duke University Medical Center from 1997 to 2002. Dr. Klassen received his medical degree from the University of Nebraska College of Medicine and completed his residency in internal medicine, fellowship in nephrology, and masters in health sciences degree at Duke University.

Kevin R. Lind, has served as our Executive Vice President and Chief Financial Officer since June 2016. Previously, Mr. Lind was a Principal focused on healthcare at TPG Special Situations Partners, a global investment firm, from January 2009 to June 2016. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon Capital, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.

Steven W. Spector, J.D., has served as our Executive Vice President and General Counsel since February 2012, and previously served as our Senior Vice President and General Counsel from June 2004 to February 2012 and as our Vice President and General Counsel from October 2001 to June 2004. Mr. Spector has also served as our Secretary since November 2001. Mr. Spector is a member of the board of directors and a former President of the Association of Corporate Counsel, San Diego, and an Adjunct Professor at the University of San Diego School of Law. Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

Directors Not Standing for Reelection

Donald D. Belcher has served as a member of our Board of Directors since December 2003. Mr. Belcher served as Chairman of the board of directors of Banta Corporation, a printing and supply-chain management company, from 1995 to 2004, Chief Executive Officer from 1995 to 2002 and President from 1994 to 2001. Mr. Belcher holds a B.A. from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Harry F. Hixson, Jr., Ph.D., has served as a member of our Board of Directors since September 2004, and as our interim Chief Executive Officer and Principal Financial Officer from October 2015 until June 2016. Dr. Hixson served as the Chairman of the board of directors of Sequenom, Inc., a genomics company, from January 2003 to March 2015, and as its Chief Executive Officer from September 2009 to June 2014. Dr. Hixson served as Chief Executive Officer of BrainCells Inc., a drug discovery and development company, from 2004 to 2005; as Chief Executive Officer of Elitra Pharmaceuticals Inc., a biopharmaceutical company, from 1998 to 2003; and in various management positions with Amgen Inc., a biopharmaceutical company, from 1985 to 1991, most recently as President and Chief Operating Officer. Within the past five years, Dr. Hixson also served as a member of the board of directors of NovaBay Pharmaceuticals, Inc., a biopharmaceutical company, and Infinity Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Hixson holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from the University of Chicago and a Ph.D. in Physical Biochemistry from Purdue University.

22	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the key elements of our executive compensation program and compensation decisions for our named executive officer, or NEOs, for 2016. The Compensation Committee of the Board of Directors (the “Compensation Committee”), with input from its independent compensation consultant, oversees these programs and determined compensation for our NEOs.

Our 2016 NEOs are:

New and Ongoing NEOs	Position
Amit D. Munshi,	President and Chief Executive Officer
Kevin R. Lind, Chief Financial Officer	Executive Vice President and Chief Financial Officer
Vincent Aurentz	Executive Vice President and Chief Business Officer
Steven W. Spector, J.D.	Executive Vice President, General Counsel and Secretary

Outgoing NEOs	Position
Harry F. Hixson, Jr., Ph.D.	Former interim Chief Executive Officer and Principal Financial Officer
Dominic P. Behan, Ph.D., D.Sc.	Former Executive Vice President and Chief Scientific Officer
Craig M. Audet, Ph.D.	Former Senior Vice President, Operations and Head of Global Regulatory Affairs

We refer to Mr. Munshi, Mr. Lind and Mr. Aurentz as “New Hire NEOs” because they were hired during 2016. Mr. Spector is referred to as an “Ongoing NEO” because he was an officer prior to and during 2016. We refer to Drs. Hixson, Behan and Audet as “Outgoing NEOs” because their employment with us terminated during 2016.

Executive Summary

Strategic Transformation and Leadership Transitions

2016 was a year of considerable change in our corporate strategy and leadership team. Our 2016 compensation decisions were made in the context of these changes. The year began with Dr. Hixson acting as our interim Chief Executive Officer and Principal Financial Officer while our Board conducted a search for a full-time chief executive officer to lead the Company through a turnaround and transformation. The change in our corporate strategic direction and leadership began in the last quarter of 2015 and has involved:

•	hiring a new chief executive officer and other senior management, as well as replacing all but one member of the executive management team serving at the beginning of 2016;
•	significantly reducing the overall size of our workforce, but also hiring a new clinical development team; and
•

focusing on our clinical stage assets (including three proprietary stage programs capable of delivering first or best-in-class drugs) and deemphasizing our commitments to our earlier research stage assets and commercial stage assets.

During 2016, we hired Mr. Munshi as our new Chief Executive Officer and, under his new leadership, we hired several new executives, including Mr. Lind as our Chief Financial Officer and Mr. Aurentz as a Chief Business Officer. We also discontinued employment relationships with certain long-tenured executives, including Drs. Behan and Audet, reoriented priorities and built requisite capabilities, and changed the Company from being a research-oriented organization to becoming a high performing clinical development organization.

Our 2016 compensation decisions allowed us to attract, motivate and retain our new executive management team and, together with the corporate strategic changes, we believe position us well to achieve our 2017 and longer-term objectives relating to maximizing the value of our clinical pipeline.

2016 Compensation Decisions

Ongoing Pay-for-Performance Philosophy.  Our compensation philosophy and program is intended to align our executive officers’ interests with those of our stockholders by incentivizing and rewarding performance. Our executive officers’ total compensation is comprised of three key components, including base salary, performance-based cash incentives and equity compensation. Consistent with our pay-for-performance philosophy, and the long product development life cycles in the pharmaceuticals industry, the Compensation Committee links the compensation of our executive officers to performance by emphasizing equity compensation opportunities for long-term performance and cash incentives for near-term goal alignment.

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Consistent with this philosophy, the total compensation provided to our executive officers will vary from year to year and will vary between executive officers based on corporate and individual performance, including performance against annual goals that are pre-established by the Compensation Committee. For example, the performance-based restricted stock unit awards that were granted in 2013 and 2014 and still held by certain Outgoing NEOs and the Ongoing NEO in 2016 were forfeited without any shares vesting as a result of the Company’s total stockholder return performance compared to the relevant peer groups.

On-Cycle and Off-Cycle Compensation Decisions.  Our 2016 compensation program described below generally reflects the different compensation arrangements approved in order to rebuild the Company’s leadership and its business. Many of our 2016 compensation decisions were driven by our need to attract new executive leadership, retain select key personnel, and terminate other personnel in the context of our overall strategic reorganization. There was only one NEO, Mr. Spector, who remains an “Ongoing NEO” of the Company. Mr. Spector’s compensation was determined “on-cycle”; all other NEOs were either hired or terminated in 2016 and their compensation was determined “off-cycle”.

2016 Compensation for New Hire NEOs.  The Board of Directors appointed Mr. Munshi as Chief Executive Officer in May 2016, Mr. Lind as Chief Financial Officer in June 2016, and Mr. Aurentz as Chief Business Officer in August 2016. The compensation provided to these individuals reflects the amount we believed necessary to induce their commencement of employment.  Specifically, the compensation provided to Mr. Munshi, our new hire Chief Executive Officer, reflects the amount we believed necessary to induce his commencement of employment as our new Chief Executive Officer and the size of his new hire option award is not viewed by our Compensation Committee as reflective of the anticipated typical ongoing annual equity grant amount that will be granted to our Chief Executive Officer based on our current capitalization size. We believe that Mr. Munshi’s new hire option award size was appropriate and necessary in order to hire an experienced Chief Executive Officer from outside the Company, and within market norms for new hire chief executive officer compensation, as further described below.

2016 Compensation for Outgoing NEOs.  The employment of Dr. Hixson as interim Chief Executive Officer and Principal Financial Officer terminated upon the appointment of Mr. Munshi in May 2016, and the employment of Dr. Behan as Chief Scientific Officer and Dr. Audet as head of regulatory affairs was terminated in the second half of 2016. Drs. Behan and Audet were provided severance benefits under the terms of their previously established contractual agreements in exchange for a release of claims, with certain adjustments provided to Dr. Audet, as described below. In the case of Dr. Behan, we also entered into an hourly consulting relationship that allows the Company the flexibility to retain his services as needed to facilitate the transition to our new leadership and strategy. Dr. Hixson did not receive any severance payments.

The 2016 compensation provided to our Outgoing NEOs is not indicative of our normal ongoing “on-cycle” compensation program. The majority of the compensation paid to our Outgoing NEOs in 2016 was due to contractual severance benefit compensation obligations triggered by their terminations or, in the case of Dr. Hixson, due to specific circumstances relating to his service as the interim Chief Executive Officer and Principal Financial Officer. Compensation paid to our outgoing NEOs as severance benefits was required in connection with their terminations pursuant to the standard terms of our Severance Plan, with adjustment for Dr. Audet to allow an additional year to exercise his already vested options and payment of a lump sum of cash in lieu of paying for COBRA benefits.  In the case of Dr. Hixson, his 2016 compensation was payable pursuant to the terms of an interim employment agreement that included incentive bonus compensation payable upon attainment of specific performance goals related to management succession, our operating performance and collaboration transactions, all of which were intended to accelerate our strategic transformation.

Competitive Positioning.  In 2016, the value of on-cycle total compensation (which consists of the sum of salary, actual 2016 cash incentive compensation, and equity awards granted) granted to our Ongoing NEO was near the median of the peer group data available when decisions were made.

The Compensation Committee believes that the off-cycle new hire compensation provided to Messrs. Munshi, Lind, and Aurentz was at levels appropriate to induce their commencement of employment and consistent with the peer group data for hiring a group of senior officers into a company beginning a comprehensive turnaround transition and change in clinical focus. As further described below, the 2016 total direct compensation value, as disclosed in the Summary Compensation Table, provided to Mr. Munshi was slightly below the 75th percentile of the Late 2015 Peer Group data used to assist with his hire, which is an annual compensation benchmark that is not focused on chief executive officer compensation in the year of hire. Mr. Munshi’s 2016 compensation was below the 25th percentile for total direct compensation value provided to a sample of new hire chief executive officers in other drug development companies that was reviewed at the time of his hiring negotiations; and his 2016 total direct compensation was only slightly above the median of the Late 2016 Peer Group data reviewed by the Compensation Committee at the end of 2016. Further, the value of Mr. Munshi’s 2017 total compensation is expected to be materially lower than the off-cycle level of new hire compensation provided in 2016, and also below the median of chief executive officers in the Late 2016 Peer Group data. Meanwhile, the new hire 2016 total direct compensation value, as disclosed in the Summary Compensation Table, provided to Mr. Lind was below the median of the Late 2015 Peer Group data for annual compensation provided to a chief financial officer. Mr. Aurentz’ new hire compensation was primarily based on internal equity with Mr. Lind. Both Messrs. Lind and Aurentz ended 2016 with total compensation value, as disclosed in the Summary Compensation Table, that was below the median of our Late 2016 Peer Group companies.  The Compensation Committee believes the 2016 new hire compensation was reasonable in light of our business transformation and the need to provide adequate compensation incentives in order to induce the new NEOs’ commencement of employment.

24	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

2016 Annual Incentive Compensation.  Shortly after the successful recruitment of Messrs. Munshi and Lind as our new Chief Executive Officer and new Chief Financial Officer, the Compensation Committee established corporate performance goals for 2016 under our annual cash incentive plan that it believed were important for creating longer-term stockholder value by designing performance incentives for our new leadership team in line with our new strategic plan. The cash bonus awards actually paid to our new executive team for 2016 performance reflect amounts earned based on our actual achievement levels as measured against the Company’s 2016 performance goals, which reflected the new leadership team’s strategy. The cash bonus award amounts were earned according to the plan’s objective payout formula and were not discretionary.

Further Changes to our Compensation Program to Align with Changes to Our Business Strategy

In the second half of 2016, the Compensation Committee engaged its independent compensation consultant to assist with determining executive compensation in 2017. Because of the strategic shift to focus more on our clinical programs versus commercial assets, our late 2016 compensation strategy was updated to emphasize at-risk compensation for each NEO by leaving base salaries for 2017 at the same level as 2016 and by using stock options as the primary equity compensation vehicle, which is more typical for clinical stage biotechnology companies as compared to commercial stage companies. Stock options were utilized because they only provide value if the stock price increases and our stock options have a seven year horizon before expiration, which aligns more with the new clinical development timeline as the Company transforms its focus from commercialization of the FDA approved drug it discovered and developed, BELVIQ and BELVIQ-XR, to developing novel, and new, medicines in its clinical pipeline. Specifically, the Compensation Committee determined that it would emphasize at-risk equity compensation over fixed cash compensation. The primary driver of this change in our compensation program design was ensuring that we continue to align the NEOs’ interests with the change in our overall business strategy.

Compensation Practices and Governance Highlights

Pay for Performance	Link the compensation of our NEOs to the success of our business objectives
Stockholder Alignment	Align the interests of our NEOs with those of our stockholders through the use of long-term equity incentives
Compensation Governance

100% independent directors on the Compensation Committee

Compensation Committee meets regularly in executive session without management present

Independent compensation consultant, Frederic W. Cook & Co., reports directly to the Compensation Committee

Equity Plan Features

Apply a maximum seven-year term for stock options

No repricing of underwater stock options without prior stockholder approval

Proposed 2017 LTIP includes restrictions on payments of dividends on unvested awards

Change in Control Provisions	No excessive change in control payments Provide “double-trigger” change in control benefits No tax gross-ups on severance or change in control benefits
Post-termination/Retirement Benefits	No post-termination retirement or pension benefits
Prohibition on Hedging, Margin Loans and Pledging	Prohibit hedging, purchases on margin, and pledging of our common stock by all employees and directors
Clawback Policy	Maintain policy to seek repayment of incentive-based compensation in the event we experience certain accounting restatements
Stock Ownership Guidelines	Maintain stock ownership guidelines to promote executive stock ownership

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2016 Say-on-pay Vote

At our 2016 Annual Meeting of Stockholders, approximately 92% of the votes cast on the say-on-pay proposal voted in support of the compensation paid to our named executive officers for 2015. While this vote was only advisory and not binding, the Compensation Committee considered the results of the vote in the context of our overall compensation philosophy, as well as our compensation policies, decisions and performance. The Compensation Committee believes that this 2016 stockholder vote generally endorsed our compensation philosophy and the decisions made for 2015. After reflecting on this vote, the Compensation Committee decided that no changes to its fundamental compensation policies were advisable for 2016, except to emphasize the utilization of stock options because they require stock price appreciation before the recipients realize any value and the seven-year term closely aligns with our drug development time-line.

Compensation Philosophy, Objectives and Development

Our overall compensation philosophy and objective is to maintain a compensation program for our NEOs that helps us attract, motivate and retain qualified individuals to perform at the highest of professional levels and to contribute to our growth and success, which we believe will result in enhancing stockholder value. The compensation program for our NEOs is designed to provide them with compensation opportunities that are tied to our overall corporate performance, as well as their individual performance. Their compensation includes three key elements: (i) base salary; (ii) performance-based cash incentives; and (iii) equity compensation. Our NEOs are also entitled to health and welfare benefits, and, as described below, they may be entitled to receive additional benefits upon certain terminations of their employment.

The main principles of our compensation strategy include the following:

•	Compensation decisions are driven by a pay-for-performance philosophy;
•	Compensation should reflect corporate and individual performance; and
•	Higher compensation can be earned through an individual’s and the company’s performance.

Program Development and Role of Compensation Committee, Compensation Consultant and Management

As part of the process for setting the compensation of our NEOs, our Chief Executive Officer provides the Compensation Committee with his performance assessments of the Company and of the individual officers. He also recommends to the Compensation Committee base salaries, cash incentive opportunities, cash incentive awards and stock-based compensation for our NEOs other than for himself. The Compensation Committee can accept, reject or modify the Chief Executive Officer’s recommendations in its discretion. The Compensation Committee also considers the recommendations and views of its independent compensation consultant, peer company data, and factors such as the past, current and expected contributions of each NEO, our corporate performance and strategic focus, global economic conditions, the mix of compensation that would be most appropriate for each NEO, and such officer’s particular responsibilities, experience, level of accountability and decision authority. The Compensation Committee may consult with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our performance goals.

The Compensation Committee meets in executive session without management. Various members of management may attend committee meetings, and they and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice. No members of management are present during the Compensation Committee’s deliberations or determinations regarding each individual’s own compensation.

The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FWC, as its compensation consultant from time to time. FWC reports directly to the Compensation Committee and takes its direction from the Chair of the Compensation Committee, working with management on select issues under the Compensation Committee’s oversight. The Compensation Committee retained FWC in 2016 to provide data, context, and advice regarding executive officer compensation, our peer group, our employee stock purchase plan, and to assist with compensation risk assessments.

Peer Groups Used in Program Development and Compensation Decisions

Our Compensation Committee generally does not target the amount of compensation for our NEOs relative to a peer group of companies, but it does consider peer data as context for purposes of assessing the competitiveness of the executive compensation program. An individual NEO may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and expected future performance.

2016 compensation decisions were made after referencing peer group data that was disclosed in 2015 proxies. The data that was available in 2016 proxy statements was reviewed in December 2016 to assess the reasonableness of the decisions made during the year and also to assist with setting 2017 compensation. Further, the new hire Chief Executive Officers’ compensation was considered after also referencing a supplemental sample of data from drug development companies that had hired a chief executive officer from outside the organization during the prior five years to determine the initial off-cycle compensation amounts necessary to induce commencement of employment.

26	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Late 2015 Peer Group

The Late 2015 Peer Group was considered in reviewing our 2016 executive compensation program, determining the March 2016 stock option grants and providing context for the newly hired NEOs’ compensation, including special one-time inducement equity awards. This peer group was selected based on, among other considerations, objective size criteria, including industry, financial size, market capitalization value, and drug development and commercialization stage. These companies had 12-month average 2014 market capitalizations of between $302 million and $1.885 billion, with a median 12-month average market capitalization of $736 million. At the time that the peer data were reviewed, our market capitalization was $580 million.

Acorda Therapeutics, Inc.	Aegerion Pharmaceuticals, Inc.	ARIAD Pharmaceuticals, Inc.
Corcept Therapeutics Inc.	Dynavax Technologies Corp.	Exelixis, Inc.
Halozyme Therapeutics, Inc.	ImmunoGen, Inc.	Ironwood Pharmaceuticals, Inc.
Lexicon Pharmaceuticals, Inc.	Nektar Therapeutics	Neurocrine Biosciences, Inc.
Orexigen Therapeutics, Inc.	Raptor Pharmaceutical Corp.	Retrophin, Inc.
VIVUS, Inc.	XenoPort, Inc.	Zogenix, Inc.

Late 2016 Peer Group

In the second half of 2016, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, financial size, market capitalization value, and drug development and commercialization stage. We refer to this peer group as the “Late 2016 Peer Group.” These companies had 2015 12-month average market capitalizations of between $196 million and $2.134 billion, with a median 12-month average market capitalization of $761 million. At the time these peer data were reviewed, our market capitalization was about $353 million. The Late 2016 Peer Group was considered in reviewing our 2017 executive compensation program, including in determining the 2017 base salaries, target cash incentive compensation, and stock option awards.

Acceleron Pharma, Inc.	Acorda Therapeutics, Inc.	Aerie Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	BioCryst Pharmaceuticals, Inc.	ChemoCentryx, Inc.
Cytokinetics, Inc.	Dynavax Technologies Corporation	Five Prime Therapeutics Inc.
Halozyme Therapeutics, Inc.	Heron Therapeutics, Inc.	ImmunoGen, Inc.
Ironwood Pharmaceuticals, Inc.	Karyopharm Therapeutics, Inc.	Orexigen Therapeutics, Inc.
Sorrento Therapeutics, Inc.	Synergy Pharmaceuticals, Inc.	VIVUS, Inc.
Zogenix, Inc.

New Hire Chief Executive Officer Peer Group

In addition to the late 2015 Peer Group, the Compensation Committee utilized a New Hire Chief Executive Officer Peer Group to assist with developing the compensation offer for Mr. Munshi. This additional peer group data was based on nine biotech companies that had recently hired a chief executive officer. Market cap for these peer group companies at the time of each new chief executive officer hire was $90 million to $1.8 billion, with a median of $1.2 billion. Arena’s market cap at the time it hired Mr. Munshi was approximately $370 million.

The New Hire Chief Executive Officer Peer Group companies were as follows: Anacor Pharmaceuticals, Inc., Array BioPharma Inc., Dendreon Corp., Dynavax Technologies Corp., Halozyme Therapeutics, Inc., Impax Laboratories, Inc., Orexigen Therapeutics, Inc., VIVUS, Inc., and ZIOPHARM Oncology, Inc. The data referenced was the total compensation, including total target cash and equity awards granted, to each chief executive officer in the year he or she was hired.

2016 Competitive Positioning

For 2016, with the exception of establishing the performance goals under our annual cash incentive plan which was deferred until after we successfully recruited new leadership, the overall compensation program for our executive officers was initially set in late 2015 and early 2016 at a target level that was below the market median of the peer data available at the time. Mr. Spector is the only NEO that served all of 2016 and his total actual compensation value, as disclosed in the Summary Compensation Table, was slightly above the median of peer data from our Late 2015 peer group which reflects both his long tenure and changes in the Peer Group over time. Mr. Spector’s total compensation, as noted in the Summary Compensation Table, has also declined in value over the past 3 years.

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Mr. Munshi’s overall 2016 new hire total direct compensation value, as disclosed in the Summary Compensation Table, is slightly below the 75th percentile for ongoing chief executive officers in our Late 2015 Peer Group and is only slightly above the median versus the Late 2016 Peer Group data. However, the value of Mr. Munshi’s total direct compensation was below the 25th percentile for data relative to chief executive officers hired in the sample of drug development companies reviewed with new chief executive officers, reflecting the additional inducement compensation provided in the initial year of hire. The 2016 compensation disclosed for Mr. Munshi includes a one-time off-cycle new hire option grant to Mr. Munshi as an inducement to his commencement of employment that was greater than the size of the on-cycle annual equity award expected to be granted to him for 2017. As a result, it is expected that the value of his total compensation in 2017 will be lower than that provided in 2016, which increased off-cycle amounts were provided as an inducement to his commencement of employment. The Compensation Committee viewed the one-time off-cycle new hire award in 2016 as within a reasonable range necessary for recruiting a new chief executive officer with experience leading a publicly traded drug development company.

The total direct new hire compensation value provided to Mr. Lind, another New Hire NEO in 2016, was below the median of the Late 2015 Peer Group. The third NEO hired in 2016 was Mr. Aurentz. Peer data was not utilized for Mr. Aurentz as his hiring compensation was set so that it was generally similar to Mr. Lind. Both Mr. Aurentz and Mr. Lind have total direct compensation value, as disclosed in the Summary Compensation Table, that is below the median of the Late 2016 Peer Group data reviewed by the Compensation Committee at the end of 2016 and the Compensation Committee believes this confirms that Mr. Aurentz’s and Mr. Lind’s compensation was at a reasonable level for top officer new hires.

With respect to our former interim Chief Executive Officer and Principal Financial Officer, Dr. Hixson’s role was unique and, therefore, his compensation was not directly comparable to our peers. We had previously entered into an employment agreement with him in October 2015 for his service as our interim Chief Executive Officer and Principal Financial Officer. Dr. Hixson’s employment agreement provided that he was to receive a base salary; was eligible to receive cash incentives for achieving pre-determined, individual goals; would not receive any cash compensation for concurrent services as a member of the Board of Directors; and would continue to be eligible to receive equity compensation only as awarded to non-employee directors. Consistent with this agreement, Dr. Hixson did not receive any additional equity in 2016 as compensation for such service beyond the equity compensation awarded to non-employee directors. In addition, as his service as an executive officer extended past March 31, 2016, Dr. Hixson was eligible under the terms of his employment agreement to participate in the annual incentive bonus program for executive officers on a pro rata basis calculated based on his length of service in 2016. His bonus payment was based on a pro-rata share of the actual bonus pool created through achievement of the 2016 annual performance goals. There was no discretion applied, the awarded bonus amount was pro-rated for Dr. Hixson’s 2016 service as interim Chief Executive Officer and Principal Financial Officer, and the awarded amount was determined by reference to our actual corporate 2016 performance and the annual performance bonus program payout formula.

Compensation Consultant Conflict of Interest Analysis

The Compensation Committee has determined that the work of FWC and the individual compensation advisors employed by FWC does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to Arena by FWC; (ii) the amount of fees we paid FWC as a percentage of the FWC’s total revenue; (iii) FWC’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FWC or the individual compensation advisors employed by FWC with an Arena executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Arena stock owned by FWC or the individual compensation advisors employed by the consultant. During 2016, we paid FWC fees that constituted less than 1% of FWC’s total revenue.

2016 Off-Cycle Compensation Decisions for New Hire NEOs

In connection with establishing each New Hire NEO’s compensation package, the Compensation Committee consulted with FWC and considered peer group competitiveness, internal pay equity and each NEO’s experience and qualifications.

Amit D. Munshi, President and Chief Executive Officer

In May 2016, our Board of Directors appointed Amit D. Munshi as our President and Chief Executive Officer, and he joined our Board of Directors in June 2016 following our 2016 Annual Stockholders’ Meeting. Dr. Hixson, who served as our interim Chief Executive Officer and Principal Financial Officer from October 2015 to May 2016, continues to serve on our Board of Directors until our 2017 Annual Stockholders’ Meeting.

The Compensation Committee established Mr. Munshi’s base salary at $625,000 which was above the market 50th percentile of the base salaries paid to chief executive officers at our Late 2015 Peer Group companies and the Late 2016 Peer Group companies, but was at the median of the New Hire Chief Executive Officer Group company data for new hire chief executive officers. Further, Mr. Munshi’s bonus target of 65% is also within Late 2015 and 2016 Peer Group and New Hire Chief Executive Officer Peer Group median range.

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The Compensation Committee approved a new hire stock option grant to Mr. Munshi to purchase 3,800,000 shares of our common stock. The nonstatutory stock option has a seven-year term and vests over four years, with 25% of the shares subject to vesting one year after grant and the remainder of the shares vesting quarterly over the following three years in equal installments, generally subject to Mr. Munshi’s continued service through the applicable vesting dates. This inducement grant had a grant date fair value of $3,745,280, which was below the 25th percentile for chief executive officer new hire grants in the New Hire Peer Group companies, and was near the 75th percentile for annual ongoing equity awards versus the Late 2015 Peer Group company data that was available at the time of hire. The Compensation Committee did not view the new hire option award in 2016 as reflecting a typical annual grant, but rather viewed the greater new hire option award as reasonable to provide an inducement to begin employment. By comparison, for 2017, Mr. Munshi was granted a regular annual stock option grant to purchase 2,150,000 shares with a grant date value of $1,786,435.

We also paid $20,800 of the legal fees on behalf of Mr. Munshi that he incurred in connection with the preparation and review of his proposed executive employment agreement. We believe that the aggregate cost of providing these reimbursement benefits is reasonable in light of the benefit to our business of retaining Mr. Munshi’s services and inducing him to enter into an executive employment agreement with us.

The Compensation Committee also approved a severance benefit agreement for Mr. Munshi. In the event that we terminate Mr. Munshi without cause or Mr. Munshi resigns for good reason, each a Covered Termination, Mr. Munshi is entitled to: (i) a lump sum cash payment equal to 24 times the sum of (a) Mr. Munshi’s monthly base salary in effect immediately prior to the termination and (b) 1/12th of the greater of (x) the average of the three annual bonuses we paid Mr. Munshi prior to the termination (with his target bonus amounts used, for purposes of calculating the average, for any year in which Mr. Munshi was not an employee or was employed for less than a full year) and (y) the last annual bonus we paid Mr. Munshi prior to the termination; (ii) a monthly payment equal to his monthly group health insurance premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (a) 24 months following termination of employment, or Severance Period, and (b) the expiration of Mr. Munshi’s eligibility for continuation coverage under COBRA; and (iii) acceleration of vesting of the stock options and other equity awards that would have vested had Mr. Munshi remained employed by us through the Severance Period, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria. In addition, in the event that a Covered Termination occurs either (i) during the two years following a change in control of Arena or (ii) within one year prior to a change in control of Arena and Mr. Munshi reasonably demonstrates after such change in control that such termination was at the request or suggestion of any individual or entity who or which ultimately effects a change in control or by our Board in contemplation of a change of control, all of Mr. Munshi’s outstanding options and other equity awards will become fully vested and exercisable, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.

Kevin Lind, Executive Vice President and Chief Financial Officer

In June 2016, our Board of Directors appointed Kevin R. Lind as our Executive Vice President and Chief Financial Officer. The Compensation Committee established Mr. Lind’s base salary at $400,000 which is within the median range for the Late 2015 Peer Group data that were available at the time he was hired. This salary is slightly less than the market 50th percentile of the base salaries paid to chief financial officers at our Late 2016 Peer Group companies which were reviewed by the Compensation Committee for confirmation of reasonability, and Mr. Lind was not provided a 2017 salary increase.

The Compensation Committee approved a new hire stock option grant to Mr. Lind to purchase 800,000 shares of our common stock. The nonstatutory stock options have a seven-year term and vest over 4 years, with 25% of the shares subject to vesting one year after grant and the remainder of the shares vesting monthly over the following three years in equal installments, subject to his continued service through the applicable vesting dates. This inducement award had grant date fair value that was between the Late 2015 Peer Group market median and the 75th percentile, which was viewed as reasonable and conservative for a new hire award.

Pursuant to the terms of his employment agreement, Mr. Lind is also entitled to reimbursement of up to $50,000 of qualified moving expenses in order to offset his costs related to his required relocation to San Diego in connection with his commencement of employment. Any such qualified moving expense reimbursement payments are not included in Mr. Lind’s taxable income. As an additional inducement to his commencement of employment, to the extent Mr. Lind does not use up the entire $50,000 reimbursement amount, the remaining portion will be paid to him as a taxable sign-on bonus. Mr. Lind is required to repay us the entire $50,000 amount if he resigns voluntarily prior to the second anniversary of his start date. These benefits were individually negotiated with Mr. Lind and were provided because they were deemed necessary in order to induce his commencement of employment. We believe that the aggregate cost of providing these benefits is reasonable in light of the benefit to our business of retaining Mr. Lind’s services.

Vincent Aurentz, Executive Vice President and Chief Business Officer

In August 2016, our Board of Directors appointed Vincent Aurentz as our Executive Vice President and Chief Business Officer. The Compensation Committee established Mr. Aurentz’s base salary at $400,000. The base salary was not set relative to peer group data, but was set at the same level as Mr. Lind’s new salary to promote internal equity within the management team. For context, it is slightly below the median of the Late 2016 peer data reviewed by the Compensation Committee after Mr. Aurentz was hired.

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The Compensation Committee approved a new hire inducement stock option grant to Mr. Aurentz to purchase 800,000 shares of our common stock under our 2013 Long-Term Incentive Plan, as amended, to reserve an additional 800,000 shares of common stock for inducement awards. This was the same size new hire grant that was provided to Mr. Lind when he was hired as CFO. The nonstatutory stock options have a seven-year term and will vest over 4 years, with 25% of the shares subject to vesting one year after grant and the remainder of the shares vesting monthly over the following three years in equal installments, subject to his continued service through the applicable vesting dates. For context, the grant date fair value of this inducement award was slightly below the market median versus annual award benchmark data in the Late 2016 Peer Group, which was reviewed after Mr. Aurentz was hired. The Compensation Committee views this as suggesting the new hire award was reasonable and relatively conservative for the position.

Mr. Aurentz’s position and duties require him to travel a great deal domestically and internationally and do not require him to be present in our San Diego headquarters all of the time. Accordingly, Mr. Aurentz was not required to relocate to San Diego in connection with his commencement of employment. However, because Mr. Aurentz is periodically required to travel to San Diego to perform his duties, pursuant to the terms of his employment agreement, we agreed to pay Mr. Aurentz a monthly stipend of up to $9,166 for up to 18 months to reimburse Mr. Aurentz for the cost of temporary housing in San Diego and as an automobile allowance.  We also agreed to reimburse Mr. Aurentz for the cost of his airfare to San Diego on an after-tax basis in order to make such airfare expenses cost neutral for Mr. Aurentz. The stipend and commuting airfare reimbursement are treated as taxable income to Mr. Aurentz under strict IRS requirements for reimbursement of business expenses. These benefits were individually negotiated with Mr. Aurentz and were provided because they were deemed necessary in order to induce his commencement of employment.  We believe that the aggregate cost of providing these commuting related expenses to Mr. Aurentz is reasonable in light of the benefit to our business of retaining Mr. Aurentz’s services.

2016 and Early 2017 On-Cycle Compensation Decisions

Base Salary

The purpose of base salary is to provide fixed compensation to attract and retain an employee with the qualifications desired for the particular position. The base salary for our NEOs depends on various factors, such as the individual’s responsibilities and position, the individual’s past performance and expected future contribution, the individual’s overall mix of base salary, performance-based cash incentives and equity compensation, the individual’s experience and background, our corporate performance and the individual’s historical base salary. In early 2016, the Compensation Committee determined that it would not increase any base salaries for the then-serving executive officers.

In early 2017, the Compensation Committee, in alignment with the request from our Chief Executive Officer, did not approve any base pay increases for the New Hire NEOs or Ongoing NEO. All our New Hire NEOs were hired in mid to late 2016 with base salary compensation that is slightly below the market median of the Late 2016 Peer Group.

Performance-Based Cash Incentives

2016 Annual Incentive Plan.  All of our NEOs were participants in the Annual Incentive Plan for 2016, or 2016 AIP. Under the 2016 AIP, each participant was assigned an incentive target that was expressed as a percentage of annual base salary, and the participant’s actual incentive award would be based on the level of achievement of pre-established goals, the quality of such achievement, the participant’s role in goal achievement and the weighting of the goals. All participants’ potential incentive awards were based on the same 2016 corporate goals, which we believed would align the interests of our executive officers with one another and with our stockholders.

The objective of the 2016 AIP was to align near-term incentives for officers of the Company consistent with stockholders and long-term corporate direction. All participants’ potential incentive awards were based on the same 2016 corporate goals, which we believed would align the interests of our executive officers with one another and with our stockholders.

The maximum potential incentive award under the 2016 AIP was 150% of the targeted award amount for extraordinary goal achievement in 2016. Consistent with its decisions over the last few years, the Compensation Committee did not establish individual goals for the participants in the 2016 AIP to continue focusing the participants’ efforts on attaining the corporate goals.

Our Chief Executive Officer’s incentive target under the 2016 AIP was expressed as 65% of his annual salary, and the other participants had incentive targets expressed as 50% of their annual base salaries, which was the same incentive target as 2015 for Mr. Spector, who was the only Ongoing NEO.

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The actual 2016 AIP bonus awards paid to the eligible NEOs was based on formulaic achievement of the corporate goals established in mid-2016 shortly following our successful recruitment of our new Chief Executive Officer and Chief Financial Officer.  At the time the goals were established, the level of achievement of each goals was substantially uncertain. Our 2016 corporate goals, the weighting of such goals and the facts the Compensation Committee considered in determining the achievement of such goals are as follows:

	Corporate Goals	Considerations for Achievement	Weighting	Achievement
1	Rebuild Organization & Performance Management System

The focus for 2016 was the reset of Arena from a traditional discovery research company to a multi-product drug development company. This involved a substantial restructuring of the organization, including a sizable reduction in force, rebuilding operational architecture of the company (e.g., program management and clinical development organizations), hiring a new leadership team, and building a supporting performance management system across the organization. The Compensation Committee determined that these objectives were met by the team and exceeded on the basis of the scope and scale of the reorganization.

			20%	25.25%
2	Progress etrasimod (APD334) Enrollment & New Indications	During the second half of the 2016, the new management undertook significant efforts to get our compound candidate, etrasimod enrollment in the ongoing ulcerative colitis (UC) trial ongoing. The team made some progress predominately in changing key vendors. Additionally, the team began preparations on additional indications for etrasimod. The Compensation Committee determined that these objectives were only partially met due to the number of patients enrolled in the etrasimod UC trial as the team made important changes to the vendors involved with the trial.	30%	7.50%
3	Progress ralinepag (APD811) Enrollment & New Indications	The team concluded enrollment in ralinepag trial in pulmonary arterial hypertension, or PAH. The Compensation Committee determined that the objective was met as the trial was enrolled per schedule. An additional indication was planned but not initiated after further diligence.	15%	10%
4	Progress Additional Programs, including APD371	The Compensation Committee determined that studies for APD371, our internally discovered compound entering a Phase 2 trial for Crohn’s pain, and an additional program were designed and Clinical Research Organization selected on time to meet the objectives specified.	10%	10%
5	Achieve Cash Management Targets	The Compensation Committee determined that the cash management goal was achieved above target because we ended the year below budget by more than 5% and we set up of the S-3 and ATM financing facility on time.	15%	20%
6	Restructure BELVIQ Agreement	The team advanced discussions to either divest our approved drug, BELVIQ, future royalty stream or renegotiate the current agreement with Eisai. The Compensation Committee determined that the organization received multiple term sheets. With Board approval, the team concluded the agreement resulting with Eisai, resulting in more than $100M of cash payments and potential savings.	10%	15%
	Total		100	88%

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In determining cash incentive awards for 2016, the Compensation Committee considered the level and quality of goal achievement and the relative weighting of the goals, and, in early 2017, the Compensation Committee approved cash incentive awards for our NEOs participating in the Annual Incentive Plan as follows:

NEO	Actual 2016 Annual Bonus Award
Amit D. Munshi	$230,171	(1)
Kevin R. Lind	96,438	(1)
Vincent Aurentz	67,025	(1)
Steven W. Spector, J.D.	189,904
Harry F. Hixson, Jr., Ph.D.	160,045	(1)
Dominic P. Behan, Ph.D., D.Sc.	—	(2)
Craig M. Audet, Ph.D.	—	(2)

(1)	Pro-rated to reflect the portion of 2016 for which each individual was employed.
(2)	Drs. Behan and Audet were not eligible for bonus payments because their service terminated before the end of 2016.

Dr. Hixson’s Special Bonus Arrangement.  Pursuant to the terms of Dr. Hixson’s employment agreement, he was eligible for additional bonus payments upon achievement of certain pre-established milestones. Upon the successful recruitment of and assumption of duties by a successor chief executive officer, Dr. Hixson was entitled to a bonus of $200,000, which he earned in 2016.  Further, upon the successful implementation of a Board-approved plan to restructure the Company’s operations, Dr. Hixson was entitled to a bonus of $200,000, which he earned in 2016.

Equity Compensation

General. We believe that equity grants provide our NEOs with the opportunity to share in increases, if any, in the value of our common stock and encourage their ownership in our company. Equity grants reinforce a long-term interest in our corporate performance and directly motivate our NEOs to maximize long-term stockholder value. The potential realized value of certain grants depends on our stock performance and all of our equity grants utilize vesting that encourage our NEOs to continue working for us long term.

The Compensation Committee determines the size and type of equity awards after evaluating various factors applicable at the time of each such grant in their totality, which has included, among other things: the particular NEO’s role and responsibilities and the Compensation Committee’s view of the officer’s individual performance; the prior equity awards granted to such individual; retentive value of prior awards; our corporate performance; the value of equity grants; comparative peer data provided by its compensation consultant; and TSR.

The exercise prices of our stock options are set at the closing price of our common stock on the date of grant as reported on the NASDAQ Global Select Market (or if there is no closing price on such date, on the last preceding date on which a closing price was reported).

All grants to executive officers require the approval of the Compensation Committee. The Compensation Committee may delegate authority to grant options to a committee of one or more members of our Board of Directors, one or more of our executive officers, or a committee of our executive officers. The Compensation Committee has delegated to our Chief Executive Officer the authority to grant stock options to non-executive employees and consultants for up to an aggregate of 1,000,000 shares each quarter. It is the Compensation Committee’s policy for our Chief Executive Officer to report to it any such stock option grants at its next regularly scheduled committee meeting following such grants.

2016 Equity Grants.  As previously discussed, the change in our strategic business focus has influenced the Compensation Committee’s decision to focus equity awards on options, because stock options require the stock price to increase in order to be valuable and align with the long-term clinical development horizon. 2016 on-cycle equity grants were awarded to Mr. Spector, and Drs. Audet and Behan.

PRSUs. The performance-based restricted stock units, or PRSUs, granted to Mr. Spector, and Drs. Audet and Behan in 2014 were forfeited in March 2017 for failing to achieve the relative minimum TSR threshold, and, unless our TSR substantially improves, it is increasingly likely the PRSUs granted in 2015 will be also forfeited. None of our other NEOs hold any PRSU awards. The Compensation Committee views maintaining the formulaic outcome of these awards as pay-for-performance and has not adjusted the compensation program to compensate for such actual and possible forfeitures.

32	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Other Benefits

All of our current NEOs, as well as our other regular, full-time US employees, are eligible for a variety of health and welfare benefits. We believe that competitive health and welfare benefits help ensure that we have a productive and focused workforce.

Paid Time Off

Our regular, full-time US employees can accrue Paid Time Off, or PTO, during the year, and the maximum amount of PTO any employee may accrue is 240 hours.

401(k) Plan and Company Match

Our US employees are eligible to participate in our 401(k) plan beginning on their hire date. Employees may make pre-tax or after-tax (Roth) contributions of up to 50% of gross cash compensation into the plan, up to the annual limit under the Internal Revenue Code, or Code. Subject to limits under the Code, we match 100% of each of the employee’s contributions, up to a maximum match of 6% of the employee’s eligible gross cash compensation. This matching contribution vests over a five-year period from the individual’s original date of hire.

Life and Disability Coverage

During 2016, we provided all regular, full-time US employees with a life insurance policy equal to five times the employee’s annual base salary, up to a maximum coverage of $750,000. As of January 2017, all regular, full-time US employees receive life insurance equal to two times the employee’s annual base salary, up to a maximum coverage of $500,000. Such employees are also covered by short- and long-term disability plans that coordinate with the California State Disability Insurance, or SDI, program.

Perquisites and Other Benefits

Except for the limited moving expense and commuting expense related reimbursements provided to Mr. Lind and Mr. Aurentz and the legal expense reimbursements provided to Mr. Munshi as further described above and below in connection with their commencement of employment and pursuant the terms of their respective employment agreements, we did not provide any of our NEOs or other senior members of management with perquisites in 2016 that exceeded $10,000 in the aggregate for any person.

Post-Termination Compensation

Below is a summary of potential post-termination compensation for our NEOs (other than Dr. Hixson). More details regarding such arrangements, including potential payouts, are provided below under “Potential Post-Employment Payments Table.” These termination benefits are intended to keep our NEOs focused on corporate interests while employed and to ease the consequences to an executive officer of a termination of employment and generally require that the applicable executive officer must execute a waiver and release of claims in our favor.

Termination Protection Agreements and Severance Benefit Plan. We have entered into Termination Protection Agreements, as amended, and have an Amended and Restated Severance Benefit Plan, as amended, or Severance Benefit Plan, that may require us to provide compensation and benefits to certain of our NEOs. We have also entered into a Severance Agreement with Mr. Munshi that may require us to provide compensation and benefits to him.

We entered into Termination Protection Agreements beginning in 2001 because we determined that it was appropriate to provide our then executive officers severance compensation in the event of a “double trigger” in which there is a change-in-control transaction and the executive officer’s employment is terminated under certain related circumstances. In 2016, we amended the Termination Protection Agreements to: (i) a clarify that the cash severance benefits for which the employee is eligible will be calculated without regard to any reduction in base salary that forms the basis for a termination for Good Reason (as defined in the Termination Protection Agreements) and (ii) make certain updates to the COBRA benefits for which the employee is eligible, so that (a) COBRA health insurance premiums are paid directly paid by us until the end of the applicable severance period or the expiration of COBRA eligibility, whichever is earlier, and (b) if we cannot pay the COBRA premiums without incurring financial costs or penalties under applicable law, then, in lieu of paying such COBRA premiums, we will instead pay the employee a taxable amount each month equal to 140% of (x) the value of the last monthly group health insurance premiums paid by the employee or (y) the last monthly COBRA premiums paid by us, as applicable. Mr. Spector is the only remaining NEO that is a party to a Termination Protection Agreement.

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We maintain our Severance Benefit Plan so that pre-established benefits are payable if the NEO’s employment is terminated under certain circumstances. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under any other agreement, policy, plan, program or arrangement, including, if applicable, the Termination Protection Agreement. In 2016, we amended the Severance Benefit Plan to: (i) clarify that the cash severance benefits for which the employee is eligible will be calculated without regard to any reduction in base salary that forms the basis for a termination for Good Reason (as defined in the Severance Benefit Plan), (ii) make certain updates to the COBRA benefits for which the employee is eligible, so that (a) COBRA health insurance premiums will be paid directly by us until the end of the applicable severance period or the expiration of COBRA eligibility, whichever is earlier, and (b) if we cannot pay the COBRA premiums without incurring financial costs or penalties under applicable law, then, in lieu of paying such COBRA premiums, we will instead pay the employee a taxable amount each month equal to 140% of (x) the value of the last monthly group health insurance premiums paid by the employee or (y) the last monthly COBRA premiums paid by us, as applicable, and (iii) add a provision that, for any equity awards scheduled to vest annually, equity acceleration benefits will be calculated as if such awards vested monthly.

2016 Off-Cycle Severance Payments for Outgoing NEOs

Harry F. Hixson, Jr.

Dr. Hixson was not eligible, as interim Chief Executive Officer and Principal Financial Officer, to participate in the Severance Benefit Plan and therefore received no termination benefits.

Dominic P. Behan

In September 2016, Dr. Behan resigned as our Executive Vice President and Chief Scientific Officer and resigned from our Board of Directors. Dr. Behan's resignation follows our strategic shift in priorities to emphasize our proprietary clinical stage pipeline, which was announced in June 2016. Dr. Behan’s resignation was for good reason under our Severance Benefit Plan resulting from Dr. Behan’s materially diminished duties and responsibilities following this strategic shift.

Following his resignation from the Company, Dr. Behan acts as the Chair of our Scientific Advisory Board and provides consulting services to us regarding our research and development program under a five-year consulting agreement, or Consulting Agreement, which may be terminated earlier by either party on 30 days advanced written notice. The Consulting Agreement allows the Company to utilize Dr. Behan on an as needed basis and, Dr. Behan receives a market rate hourly consulting fee, along with reimbursement of certain pre-approved business expenses. In addition, Dr. Behan’s consulting services constitute continuous service with us under the contractual terms of the equity awards granted to him during his employment, and as a result, the outstanding equity awards we previously granted to Dr. Behan continue to vest and/or be exercisable during the period that he continues to provide consulting services to us.

Under the Severance Benefit Plan, Dr. Behan has received or is entitled to receive the following termination benefits: (1) a cash severance payment of approximately $0.9 million (subject to applicable withholdings); (2) continuation of health insurance coverage for a period of 18 months; (3) acceleration of the stock options and RSUs (other than PRSUs) held by Dr. Behan that would otherwise have vested through the 18-month period following his Arena employee-status termination date, provided that, for purposes of calculating such vesting acceleration, any unvested portion of such equity awards that were scheduled to vest in annual installments are treated as if the original grant provided for vesting in equal monthly installments rather than annually; (4) for options that were vested as of his Arena employee-status termination date, including those for which vesting was accelerated upon his termination, continued stock option exercisability until the later of (i) the end of the original post-termination exercise period provided in the applicable stock option agreement measured from the date of cessation of services under the Consulting Agreement or (ii) 18 months following his Arena employee status termination date (but not beyond the original contractual life of the option) and (5) for options that were not vested as of his Arena employee-status termination date, continued stock option exercisability, to the extent vested as of the date of cessation of services under the Consulting Agreement, until the end of the original post-termination exercise period provided in the applicable stock option agreement measured from the date of cessation of services under the Consulting Agreement (but not beyond the original contractual life of the option).

Craig M. Audet

In October 2016, our Board of Directors terminated without cause our former Senior Vice President Operations and Head of Regulatory Affairs, Dr. Audet. Dr. Audet has received or is entitled to receive the following termination benefits, which were under the Severance Benefit Plan except as described below: (1) a cash severance payment of approximately $0.5 million (subject to applicable withholdings); (2) compensation in the amount of $33,156 in lieu of continuation of health insurance coverage for a period of 12 months as provided in the Severance Benefit Plan; (3) acceleration of the stock options and RSUs (other than PRSUs) held by Dr. Audet that would otherwise have vested through the 12-month period following the date of his termination, provided that, for

34	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

purposes of calculating such vesting acceleration, any unvested portion of such equity awards that were scheduled to vest in annual installments are treated as if the original grant provided for vesting in equal monthly installments rather than annually; and (4) continued stock option exercisability until the later of (i) the end of the original post-termination exercise period provided in the applicable stock option agreement or (ii) 24 months but not beyond the original contractual life of the option (instead of 12 months, as provided under the Severance Benefit Plan).

Tax Considerations

We consider designing all incentive payments to be deductible for tax purposes unless it would undermine our ability to meet our primary compensation objectives. We also take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code that we consider in determining compensation, including the following:

Section 162(m). We consider the potential impact of Section 162(m) of the Code which denies a Federal income tax deduction for any individual compensation exceeding $1,000,000 in any taxable year for the chief executive officer and the three highest compensated executive officers other than the chief executive officer and chief financial officer. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other requirements. In appropriate circumstances we will pay compensation that is not deductible under Section 162(m) if we believe doing so is in the best interests of our stockholders.

Sections 280G and 4999.  Any payment or benefit provided under our Termination Protection Agreements or our Severance Benefit Plan in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Additional Executive Compensation Practices, Policies and Procedures

Clawback Policy.  We maintain a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former executive officer of any incentive-based compensation that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations shall apply.

Stock Ownership Guidelines.  In 2013, the Compensation Committee established ownership guidelines for our NEOs. Within five years after the 2013 Annual Meeting of Stockholders (or, with respect to any individual becoming an executive officer after such meeting, within five years after the date such individual became an executive officer), each of our then NEOs will hold ownership or equivalent with an aggregate value equal to the amount (or, in the case of the Chief Executive Officer, three times the amount) of the executive officer’s annual base salary. If an executive is not in compliance after the applicable five-year period, the executive will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (after payment of taxes).

Prohibition of Speculative or Short-Term Trading.  We prohibit our NEOs (and other employees) and non-employee directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K (where it shall be deemed to be “furnished”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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The Compensation Committee, comprised of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE COMPENSATION COMMITTEE

Randall E. Woods, Chair Scott H. Bice, J.D.
Christine A. White, M.D.

36	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Summary Compensation Table for Fiscal Years Ended December 31, 2016, 2015 and 2014

The table below summarizes the total compensation of our Named Executive Officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)		Total ($)
Amit D. Munshi	2016	$397,836	$—	$3,745,280	$230,171	$16,425		$4,389,712
President, Chief Executive Officer and Director
Harry F. Hixson, Jr., Ph.D. (7)	2016	281,700	—	150,925	560,045	48,395		1,041,065
Director and Former Interim Chief Executive	2015	187,965	164,996	—	75,000	54,847	(8)	$482,808
Officer and Principal Financial Officer	2014	—	164,996	—	—	55,500	(8)	220,496
Kevin R. Lind	2016	218,205	—	939,680	96,438	27,690	(9)	1,282,013
Executive Vice President, Chief Financial Officer
Vincent Aurentz	2016	151,538	—	835,920	67,025	55,678	(10)	1,110,161
Executive Vice President and Chief Business
Officer
Steven W. Spector, J.D.	2016	431,600	—	844,810	189,904	16,800		1,483,114
Executive Vice President, General	2015	431,600	607,500	381,930	105,742	16,710		1,543,482
Counsel and Secretary	2014	415,000	1,059,600	191,490	163,925	16,320		1,846,335
Craig M. Audet, Ph.D.	2016	287,027	—	394,514	—	554,877	(11)	1,236,418
Former Senior Vice President, Operations	2015	362,560	337,500	222,793	88,827	16,710		1,028,390
and Head of Global Regulatory Affairs	2014	352,000	592,800	114,894	139,040	16,320		1,215,054
Dominic P. Behan, Ph.D., D.Sc.	2016	306,046	—	525,998	—	1,117,475	(12)	1,949,519
Former Executive Vice President, Chief	2015	456,435	607,500	381,930	111,827	16,710		1,574,402
Scientific Officer and Director	2014	441,000	1,059,600	191,490	174,195	16,320		1,882,605

(1)

In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our Named Executive Officers that are available generally to all of our regular, full-time employees, except as described in footnote 6 in this table. This table also does not include any perquisites and other personal benefits received by our Named Executive Officers that, in the aggregate, were less than $10,000 for any officer, except as disclosed in note 9 and 10 below. Amounts earned but deferred at the election of our Named Executive Officers pursuant to our 401(k) plan are included in the “salary” column.

(2)

Represents the aggregate grant-date fair value of PRSUs and RSUs, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation.” The fair value of the RSUs granted in 2015 and 2014 to Dr. Hixson in his role as a non-employee director at the time of grant was calculated based on the closing market price of our common stock on the grant dates of June 12, 2015 and June 13, 2014, respectively. No RSUs were granted in 2015 to our other Named Executive Officers. The fair value of the RSUs granted in 2014 to our other Named Executive Officers was calculated based on the closing market price of our common stock on the grant dates of December 15, 2014.

(3)

The fair value of the PRSUs granted in 2015 and 2014 was calculated using a Monte Carlo simulation model. No PRSUs were granted in 2016. For the relevant assumptions used, refer to Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2017. Amounts included in this column for the PRSUs are based on a target number of shares, which is consistent with the compensation cost to be recognized in accordance with ASC Topic 718. The actual number of shares that may be earned may increase or decrease based on actual performance. Dr. Hixson did not receive any PRSUs in 2015 and 2014, but he received the equity granted to all non-employee directors in such years. The tables below sets forth the grant date fair value of such PRSUs assuming (i) the threshold number of shares, (ii) the target number of shares (which are assumed in this column) and (iii) the maximum number of shares.

	PRSUs Granted in 2015: Grant-Date Fair Value Based on
Named Executive Officer	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Amit D. Munshi	$—	$—	$—
Harry F. Hixson, Jr., Ph.D.	—	—	—
Kevin R. Lind	—	—	—
Vincent Aurentz	—	—	—
Steven W. Spector, J.D.	303,750	607,500	1,215,000
Craig M. Audet, Ph.D.	168,750	337,500	675,000
Dominic P. Behan, Ph.D., D.Sc.	303,750	607,500	1,215,000

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	PRSUs Granted in 2014: Grant-Date Fair Value Based on
Named Executive Officer	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Amit D. Munshi	$—	$—	$—
Harry F. Hixson, Jr., Ph.D.	—	—	—
Kevin R. Lind	—	—	—
Vincent Aurentz	—	—	—
Steven W. Spector, J.D.	483,300	966,600	1,933,200
Craig M. Audet, Ph.D.	268,500	537,000	1,074,000
Dominic P. Behan, Ph.D., D.Sc.	483,300	966,600	1,933,200

(4)

Represents the aggregate grant date fair value of options granted in accordance with ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2017. Dr. Hixson did not receive any options in 2015 or 2014, but he received the equity granted to all non-employee directors in such years. Pursuant to Dr. Audet’s Separation Agreement, he received continued option exercisability until the later of (i) the original post-termination exercise period provided in the applicable option award agreement or (ii) 18 months (but not beyond the original contractual life of the option award); therefore, the amount reported for Dr. Audet for 2016 includes $186,620 representing the excess of the fair value of the modified option awards determined in accordance with ASC Topic 718 over the fair value of the original option awards immediately before their terms were modified on Dr. Audet’s October 14, 2016 termination date. Pursuant to Dr. Behan’s Separation Agreement, he received continued option exercisability until the later of (i) the original post-termination exercise period provided in the applicable option award agreement or (ii) 18 months (but not beyond the original contractual life of the option award); therefore, the amount reported for Dr. Behan for 2016 includes $47,324 representing the excess of the fair value of the modified option awards determined in accordance with ASC Topic 718 over the fair value of the original option awards immediately before their terms were modified on Dr. Behan’s September 14, 2016 termination date.

(5)

Represents cash awards earned pursuant to our annual incentive plans for 2016, 2015 and 2014, as further described below in the “Grants of Plan-Based Awards” table and the above “Compensation Discussion and Analysis.”

(6)

Represents matching contributions to our 401(k) plan made on behalf of our Named Executive Officers, group-term life insurance premiums paid by us for our Named Executive Officers and other compensation described below in these footnotes.

(7)

Dr. Hixson did not earn any director fees while serving as our interim Chief Executive Officer and Principal Financial Officer from October 5, 2015 until May 12, 2016. During 2016, Dr. Hixson earned $32,495 in director fees, which are included in the “All Other Compensation” column of the table above, and was granted stock option awards with the grant date fair value of $150,925. Director meeting fees of $4,000 earned in 2016 and included in the table above were paid to Dr. Hixson in 2017. Dr. Hixson had a total of 355,721 options and 65,529 RSUs outstanding at December 31, 2016.

(8)	In addition to the items noted in footnote 6 above, “all other compensation” in 2015 and 2014 includes $49,044 and $55,500, respectively, earned by Dr. Hixson in director fees.
(9)

In addition to the items noted in footnote 6 above, “all other compensation” includes $17,240 provided to Mr. Lind as relocation bonus in connection with his appointment as Executive Vice President and Chief Financial Officer in May 2016.

(10)

In addition to the items noted in footnote 6 above, “all other compensation” includes $51,553 provided to Mr. Aurentz in form of monthly taxable housing and automobile allowances and commuting airfare reimbursement following his appointment as Executive Vice President and Chief Business Officer in August 2016.

(11)

In addition to the items noted in footnote 6 above, “all other compensation” in 2016 includes $20,493 of unused PTO paid to Dr. Audet upon his October 14, 2016 employment termination and in connection with his termination $517,734 in severance paid to Dr. Audet in April 2017.

(12)

In addition to the items noted in footnote 6 above, “all other compensation” in 2016 includes $30,734 of unused PTO paid to Dr. Behan upon his September 1, 2016 employment termination, $104,738 in consulting fees and the following in connection with his termination: (i) $931,614 in severance paid to Dr. Behan in March 2017, and (ii) $33,815 in health insurance coverage continuation for 18 months.

38	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2016

The table below provides information on estimated future payouts under non-equity and equity incentive plans, stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date (3)	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Units (#)	Options (#) (2)		Awards ($/sh) (7)	Awards ($) (8)
Amit D. Munshi	—	$406,250	$609,375	—	—	—	—		$—	$—
	5/11/2016	—	—	—	—	—	3,800,000	(3)	1.55	3,745,280
Harry F. Hixson, Jr., Ph.D.	—	502,895	754,343	—	—	—	—		—	—
	6/13/2016	—	—	—	—	—	125,000	(4)	2.00	150,925
Kevin R. Lind	—	110,000	165,000	—	—	—	—		—	—
	6/15/2016	—	—	—	—	—	800,000	(5)	1.94	939,680
Vincent Aurentz	—	76,000	114,000	—	—	—	—		—	—
	8/15/2016	—	—	—	—	—	800,000	(5)	1.71	835,920
Steven W. Spector, J.D.	—	215,800	323,700	—	—	—	—		—	—
	12/15/2016	—	—	—	—	—	342,000	(5)	1.50	318,812
	3/2/2016	—	—	—	—	—	525,000	(6)	1.55	525,998
Craig M. Audet,	—	181,280	271,920	—	—	—	—		—	—
Ph.D.	—	—	—	—	—	—	—		—	186,620
	3/2/2016	—	—	—	—	—	207,500	(6)	1.55	207,894
Dominic P. Behan, Ph.D., D.Sc.	—	228,218	342,326	—	—	—	—		—	—
	3/2/2016	—	—	—	—	—	525,000	(6)	1.55	525,998

(1)

The amounts shown in the “target” column reflect a percentage of such Named Executive Officer’s 2016 annual base salary as specified under the Annual Incentive Plan, the amounts shown in the “maximum” column are 150% of the respective target amounts and there is no minimum amount payable for a certain level of performance. The target and maximum amounts shown for Messrs. Munshi, Lind and Aurentz are adjusted to reflect pro-rated target and maximum bonus amounts based on their employment inception dates during 2016. Drs. Audet and Behan did not earn or receive a payout under the Annual Incentive for 2016 due to their separation from the company prior to December 31, 2016.

(2)

The stock options granted to our Named Executive Officers in 2016 are incentive stock options to the extent permissible under the Code, and are exercisable once vested for up to seven years from the date of grant.

(3)

The options vest over four years, with 25% of the shares subject to the option vesting on May 11, 2017, and the remainder of the shares vesting quarterly over the following three years in equal installments (except as otherwise necessary to avoid vesting of a fractional share).

(4)	The stock options granted to Dr. Hixson vest in 12 equal monthly installments (except as otherwise necessary to avoid vesting of a fractional share) over one year beginning on July 13, 2016.
(5)

The stock options vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments (except as otherwise necessary to avoid vesting of a fractional share.

(6)	The stock options vest in four equal annual installments beginning on the first anniversary of the grant date.
(7)	In all cases, the exercise price of the option awards was equal to the closing market price of our common stock on the grant date as reported on the NASDAQ Global Select Market.
(8)

Represents the aggregate grant date fair value of PRSUs, RSUs and stock options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2017. Pursuant to Dr. Audet’s Separation Agreement, he received continued option exercisability until the later of (i) the original post-termination exercise period provided in the applicable option award agreement or (ii) 24 months (but not beyond the original contractual life of the option award); therefore, the amount of $186,620 reported for Dr. Audet for 2016 is the excess of the fair value of the modified option awards determined in accordance with ASC Topic 718 over the fair value of the original option awards immediately before their terms were modified on Dr. Audet’s October 14, 2016 termination date.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	39

Outstanding Equity Awards at December 31, 2016

The table below provides information on all stock options and unvested RSUs and PRSUs held by our Named Executive Officers on December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Amit D. Munshi	—	3,800,000	$1.55	5/11/2023	—	$—	—		$—
Harry F. Hixson, Jr., Ph.D.	16,444	—	13.50	2/26/2017	—	—	—		—
	20,584	—	6.99	3/3/2018	—	—	—		—
	26,963	—	4.01	3/17/2019	—	—	—		—
	30,462	—	3.25	3/17/2020	—	—	—		—
	52,268	—	1.49	3/15/2021	—	—	—		—
	36,000	—	1.27	6/13/2021	—	—	—		—
	48,000	—	8.40	6/15/2022	—	—	—		—
	62,500	62,500	2.00	6/13/2023	—	—	—		—
Kevin R. Lind	—	800,000	1.94	6/15/2023	—	—	—		—
Vincent Aurentz	—	800,000	1.71	8/15/2023	—	—	—		—
Steven W. Spector, J.D.	60,000	—	13.50	2/26/2017	—	—	—		—
	60,000	—	6.99	3/3/2018	—	—	—		—
	15,001	—	4.01	3/17/2019	—	—	—		—
	70,000	—	3.25	3/17/2020	—	—	—		—
	79,698	—	1.49	3/15/2021	—	—	—		—
	495,302	—	1.81	3/19/2022	—	—	—		—
	100,000	—	8.87	12/13/2019	—	—	—		—
	75,000	25,000	5.52	12/17/2020	—	—	—		—
	—	—	—	—	7,500	10,650
	—	—	—	—	—	—	67,500	(5)	95,850
	37,500	37,500	3.72	12/15/2021	—	—	—		—
					12,500	17,750	—		—
	—	—	—	—	—	—	67,500		95,850
	75,000	225,000	1.79	12/15/2022	—	—	—		—
	—	525,000	1.55	3/2/2023	—	—	—		—
	—	342,000	1.50	12/15/2023	—	—	—		—
Craig M. Audet, Ph.D.	37,500	—	1.28	5/15/2021	—	—	—		—
	138,750	—	1.81	3/19/2022	—	—	—		—
	50,000	—	8.87	12/13/2019	—	—	—		—
	56,250	—	5.52	12/17/2020	—	—	—		—
	—	—	—	—	—	—	32,292	(5)	45,855
	30,937	—	3.72	12/15/2021	—	—	—		—
	—	—	—	—	—	—	19,792		28,104
	76,562	—	1.79	12/15/2022	—	—	—		—
	82,135	—	1.55	3/2/2023	—	—	—		—
Dominic P. Behan, Ph.D., D.Sc.	60,000	—	13.50	2/26/2017	—	—	—		—
	60,000	—	6.99	3/3/2018	—	—	—		—
	60,000	—	4.01	3/17/2019	—	—	—		—
	100,000	—	3.25	3/17/2020	—	—	—		—
	150,000	—	1.49	3/15/2021	—	—	—		—
	450,000	—	1.81	3/19/2022	—	—	—		—
	100,000	—	8.87	12/13/2019	—	—	—		—
	100,000	—	5.52	12/17/2020	—	—	—		—
	56,250	18,750	3.72	12/15/2021	—	—	—		—
	—	—	—	—	5,209	7,397	—		—
	—	—	—	—	—	—	67,500	(5)	95,850
	162,500	137,500	1.79	12/15/2022	—	—	—		—
	—	—	—	—	—	—	67,500		95,850
	251,562	273,438	1.55	3/2/2023	—	—	—		—

(1)

Dr. Hixson’s outstanding stock options at December 31, 2016, vested in equal monthly installments over one year from the date of grant in accordance with the compensation program for our non-employee directors. For our other Named Executive Officers, stock options generally vest 25% per year over four years from the date of grant. Stock options granted prior to December 13, 2012, are exercisable for up to 10 years from the date of grant; stock options granted on or after December 13, 2012, are exercisable for up to 7 years from the date of grant.

(2)	The amounts in this column represent unvested RSUs which vest 25% per year over four years from the date of grant.

40	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2016, of $1.42 by the number of outstanding awards set forth in this table.
(4)

The amounts in this column represent outstanding PRSUs that may be earned and converted into outstanding shares of our common stock based on the TSR of our common stock relative to the TSR over a three-year performance period of the NASDAQ Biotechnology Index beginning on the first day of the month in which the PRSUs were granted. Amounts included in this column are based on achieving a threshold number of shares. The actual number of shares that may be earned may increase or decrease based on actual performance. In addition, there are caps on the number of shares that can be earned. All of the PRSUs were unvested at December 31, 2016. See “Compensation Discussion and Analysis” above for additional information.

(5)

These PRSUs were forfeited in March 2017 without any earnout based on the TSR of our common stock relative to the TSR over the three-year performance period that began on March 1, 2014, of the NASDAQ Biotechnology Index.

Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2016

The table below provides information on stock option exercises and stock awards vested during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Amit D. Munshi	—	$—	—	$—
Harry F. Hixson, Jr., Ph.D.	—	—	20,073	33,420
Kevin R. Lind	—	—	—	—
Vincent Aurentz	—	—	—	—
Steven W. Spector, J.D.	—	—	21,250	31,275
Craig M. Audet, Ph.D.	—	—	19,062	29,546
Dominic P. Behan, Ph.D., D.Sc.	—	—	36,041	56,224

(1)	Computed by multiplying each of the shares vested by the closing market price of our common stock on the applicable vesting date.

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Nonqualified Deferred Compensation Table for Fiscal Year Ended December 31, 2016

In 2003, we established a deferred compensation plan for our executive officers, whereby they may elect to defer the shares of restricted stock we have awarded them. Shares deferred in the plan become restricted stock units. This deferral opportunity was established in part to encourage the participants to continue to hold rights to own common stock in the future that may otherwise be sold to satisfy the participant’s tax withholding or other financial obligations upon vesting, and for the purpose of rewarding and incentivizing the participants. Participants can choose to receive distributions under the plan as a lump sum distribution or in installments. A participant’s election to defer restricted stock under the plan is irrevocable, but the participant may modify their election to provide for a later distribution date, add additional shares under the plan or to provide for a different form of distribution. In addition, the plan allows for hardship withdrawals, early withdrawals with a penalty, and withdrawals by beneficiaries following the death of a participant. Also, unless in connection with a change in control, no distributions are permitted under the plan to a participant in any taxable year to the extent such distribution would result in the participant receiving an amount of compensation that cannot be deducted by us pursuant to the limitations imposed on the deduction of certain compensation payments under Section 162(m) of the Code. At December 31, 2016, 62,501 shares of restricted stock were held in the deferred compensation plan, and the following table provides information about the activity in the deferred compensation plan for our Named Executive Officers as of December 31, 2016.

Name	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Amit D. Munshi	$—	$—	$—
Harry F. Hixson, Jr., Ph.D.	—	—	—
Kevin R. Lind	—	—	—
Vincent Aurentz	—	—	—
Steven W. Spector, J.D.	—	—	—
Craig M. Audet, Ph.D.	—	—	—
Dominic P. Behan, Ph.D., D.Sc.	(38,335)	(23,335)	88,751

(1)

Any earnings in the last fiscal year represent a change in the market price of our common stock. Neither the company nor any of our Named Executive Officers made additional contributions to the deferred compensation plan in 2016. Accordingly, the amounts included in this column are not included in the above “Summary Compensation Table.”

(2)

Aggregate balance at last fiscal year-end was computed by multiplying the closing market price of our common stock on December 31, 2016, of $1.42 by the number of shares issuable under the deferred compensation plan as of December 31, 2016.

Potential Post-Employment Payments Table at December 31, 2016

As described below, Mr. Munshi is party to a Severance Agreement as of May 6, 2016. All Named Executive Officers currently with the Company other than Mr. Munshi are participants under a Severance Benefit Plan, as amended, and Mr. Spector is a party to a Termination Protection Agreement, dated December 20, 2002, as amended. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under the Termination Protection Agreements or any other agreement, policy, plan, program or arrangement. The severance and other benefits payable in connection with a change in control are due only in the event of a “double trigger” in which (i) there is a change in control and (ii) the executive officer’s employment is terminated under certain circumstances or equity awards are not continued, assumed or substituted. In addition, certain equity grants to our Named Executive Officers include additional vesting and time to exercise in connection with retirement.

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Severance Agreement with Mr. Munshi

We entered into a Severance Agreement with Mr. Munshi pursuant to which he is entitled to certain severance benefits. In the event that we terminate Mr. Munshi without cause or Mr. Munshi resigns for good reason, each a Covered Termination, Mr. Munshi is entitled to: (i) a lump sum cash payment equal to 24 times the sum of (a) Mr. Munshi’s monthly base salary in effect immediately prior to the termination and (b) 1/12thof the greater of (x) the average of the three annual bonuses we paid Mr. Munshi prior to the termination (with his target bonus amounts used, for purposes of calculating the average, for any year in which Mr. Munshi was not an employee or was employed for less than a full year) and (y) the last annual bonus we paid Mr. Munshi prior to the termination; (ii) a monthly payment equal to his monthly group health insurance premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (a) 24 months following termination of employment, or Severance Period, and (b) the expiration of Mr. Munshi’s eligibility for continuation coverage under COBRA; and (iii) acceleration of vesting of the stock options and other equity awards that would have vested had Mr. Munshi remained employed by us through the Severance Period, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.

In addition, in the event that a Covered Termination occurs either (i) during the two years following a change in control of Arena or (ii) within one year prior to a change in control of Arena and Mr. Munshi reasonably demonstrates after such change in control that such termination was at the request or suggestion of any individual or entity who or which ultimately effects a change in control or by our Board in contemplation of a change of control, all of Mr. Munshi’s outstanding options and other equity awards will become fully vested and exercisable, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.

Severance Benefit Plan

The Severance Benefit Plan provides severance benefits upon involuntary termination without cause or voluntary termination with good reason (as defined in the plan). The benefits under the Severance Benefit Plan include cash severance benefits, continuation of health insurance coverage for the severance period, acceleration of stock options and awards that would otherwise have vested through the end of the severance period, and continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement or (ii) the number of months equal to the severance period (but not beyond the original contractual life of the option). The cash severance benefits are equal to the number of months in the executive officer’s severance period multiplied by the executive officer’s monthly base salary in effect immediately prior to the termination plus one-twelfth of the greater of (i) the average of the three annual bonuses we paid to the executive officer prior to his termination and (ii) the last annual bonus paid to the executive officer prior to termination. Following our receipt of an effective waiver and release of claims and return of company property, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following the executive officer’s termination or (ii) following the executive officer’s termination, the executive officer’s death.

Termination Protection Agreement

In contrast to the Severance Benefit Plan, the Termination Protection Agreement only applies to qualifying terminations if there has been a change in control. Under the Termination Protection Agreement, if Mr. Spector is terminated without cause or resigns for good reason (as defined in the agreement) within two years following a change in control or if he is terminated within one year prior to a change in control in anticipation of the change in control, we are required to provide him (i) a payment equal to his annual compensation, (ii) continuation of health insurance coverage until the second anniversary of his termination, (iii) accelerated vesting of all outstanding unvested stock options and restricted shares, with any stock options remaining exercisable until the first anniversary of his termination (but not beyond the original contractual life of the option), and (iv) continuation of our indemnification obligations until at least the sixth anniversary of his termination. The cash severance benefits are equal to (i) his annual rate of base salary in effect on the date of the change in control or the termination date, whichever is higher, and (ii) any bonus paid or payable to him for the year preceding the change in control or the termination date, whichever is higher. Following our receipt of an effective waiver and release of claims, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following his termination or (ii) following his termination, his death.

Dr. Hixson’s employment agreement

Our employment agreement with Dr. Hixson in his role as interim Chief Executive Officer and Principal Financial Officer specified that if his service under the employment agreement is terminated before April 5, 2016, unless such termination is due to our termination of his employment for cause (as defined in the Severance Benefit Plan), by him due to a voluntary resignation or upon his death or permanent disability, Dr. Hixson shall be entitled to an amount equal to the base salary that would have been paid to him for the time remaining between the termination of his employment and April 5, 2016. The employment agreement with Dr. Hixson expired on May 11, 2016 and he is not entitled to any severance benefits as of December 31, 2016.

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PRSUs

A portion of the PRSUs may vest in the case of death, disability, a “qualifying” termination, or a change-in-control transaction in which the award is not assumed, continued or substituted. No PRSUs vest solely based on the occurrence of a change in control. A qualifying termination means the participant’s (i) termination due to retirement, (ii) termination by us without cause (as defined in the form), or (iii) resignation for good reason (as defined in the form). To be eligible for “retirement,” the participant must (i) be at least age 60, (b) have provided us with at least 10 years of continuous service, and (c) have provided us at least six months advance written notice.

In the event of a change in control that occurs prior to the scheduled end of the performance period, the number of PRSUs that may potentially vest is determined based on our relative performance immediately prior to the change in control. If the award is assumed, continued or substituted as part of the change in control, the PRSUs that are earned based on our relative performance would be converted immediately to time-based vesting awards. In general, the vesting of such equity would depend on the participant remaining in continuous service until the scheduled end of the performance period, and any vested shares would not be issued until the scheduled end of the performance period.

In the case of a qualifying termination prior to a change in control, the number of PRSUs that may potentially vest in the future when the Compensation Committee determines our relative performance during the performance period would be a pro-rata portion (determined by the percentage of the performance period the participant provided service prior to termination) of the number of PRSUs that would have vested had the participant provided us continuous service through such determination date. The pro-rata vesting may be accelerated if there is a change in control following the qualifying termination but before the scheduled end of the performance period.

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Potential Payable Upon Termination or Resignation for Good Reason

In accordance with SEC rules, the table below provides information on the amounts payable upon termination of our Named Executive Officers assuming the triggering event (which would be the participants’ separations) took place on December 31, 2016, except for Drs. Audet and Behan for whom the table below provides the actual amount of severance benefits due to them upon their terminations on October 14, 2016 and September 1, 2016, respectively, and Dr. Hixson who is not a participant in the Severance Benefit Plan nor a party to a Termination Protection Agreement or similar agreement. Information on certain tax implications of post-termination payments is included above under “Tax Considerations.” The severance period is 24 months for Mr. Munshi and 18 months for Messrs. Lind, Aurentz and Spector and Dr. Behan, and 12 months for Dr. Audet.

Name and Benefit	Potential Payable Upon Termination Without Cause or Resignation for Good Reason
Amit D. Munshi
Salary	$1,250,000
Bonus	812,500
Benefit continuation	52,469
Accelerated vesting of stock options (1)	—
Total	$2,114,969
Kevin R. Lind
Salary	$600,000
Bonus	144,657
Benefit continuation	39,066
Accelerated vesting of stock options (1)	—
Total	$783,723
Vincent Aurentz
Salary	$600,000
Bonus	100,538
Benefit continuation	25,835
Accelerated vesting of stock options (1)	—
Total	$726,373
Steven W. Spector, J.D. (4)
Salary	$647,400
Bonus	284,856
Benefit continuation	25,835
Accelerated vesting of RSUs (2)	19,525
Accelerated vesting of PRSUs (3)	—
Accelerated vesting of stock options (1)	—
Total	$977,616
Craig M. Audet, Ph.D. (5)
Cash severance	$484,578
Benefit continuation	33,156
Accelerated vesting of RSUs	29,546
Accelerated vesting of PRSUs	—
Accelerated vesting of stock options	—
Total	$547,280
Dominic P. Behan, Ph.D., D.Sc. (6)
Cash severance	$931,614
Benefit continuation	33,815
Accelerated vesting of RSUs	56,244
Accelerated vesting of PRSUs	—
Accelerated vesting of stock options	2,516
Total	$1,024,189

(1)

Computed by multiplying the difference between the closing market price of our common stock of $1.42 on December 31, 2016, and the exercise price of each stock option vested as a result of the termination by the number of accelerated stock options.

(2)	Computed based on the closing market price of our common stock of $1.42 on December 31, 2016.
(3)

In the case of a termination without a change in control, in general, a pro-rata portion of the PRSUs (determined by the percentage of the performance period the participant provided service prior to the termination) could potentially vest in the future based on the relative performance of our stock during the performance period. We cannot predict if any PRSUs would vest because we do not know the relative performance of our stock during the performance period. If at the end of the performance period, or earlier determination period, our relative performance is the same as it was on December 31, 2016, none of the PRSUs would vest. The actual number of PRSUs that may vest ranges from none to a maximum of 200% of the target

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	45

number of PRSUs. In addition, the number of PRSUs that may vest is capped at six times the market value of our shares on the date of grant subject to the target number of PRSUs, which may result in fewer than the maximum number of PRSUs vesting, regardless of our TSR performance.

(4)

In the case of a termination with a change in control, under the Termination Protection Agreement, Mr. Spector’s severance benefits would consist of salary of $647,400, bonus of $284,856, and continuation of health insurance coverage of $34,447. Based on the assumed date of the triggering event of December 31, 2016, the amount of accelerated vesting of RSUs and stock options is $28,400 and zero, respectively, based the closing market price of our common stock of $1.42 on December 31, 2016. The number of PRSUs vested is zero. For purposes of this table, “change in control” means a change in control or other corporate event that triggers payments under one or more arrangements described above.

(5)

Represents actual severance benefits due to Dr. Audet as a result of his employment termination effective October 14, 2016. The value of accelerated vesting of RSUs and PRSUs is based on the closing market price of our common stock of $1.55 on Dr. Audet’s termination date of October 14, 2016. The value of accelerated vesting of stock options is computed by multiplying the difference between the closing price of our common stock on Dr. Audet’s termination date and the exercise price of each stock option vested as a result of the termination by the number of accelerated stock options.

(6)

Represents actual severance benefits due to Dr. Behan’s as a result of his employment termination effective September 1, 2016. The amount of accelerated vesting of RSUs, PRSUs and stock options is based the closing market price of our common stock of $1.56 on Dr. Behan’s termination date of September 1, 2016, and the exercise price of equity awards vested as a result of the termination by the number of accelerated stock options.

Director Compensation

Changes to the equity component of the compensation program for our non-employee directors were approved by the Compensation Committee in June 2016. The cash component of the compensation program was not changed, except to clarify the Chair of the Board is eligible to receive additional compensation to the same extent the lead independent director was eligible to receive such compensation prior to the Board’s decision to appoint a Chair of the Board in June 2016. The Compensation Committee regularly reviews its compensation program and may determine to make changes in the future.

Pre-June 2016 Equity Component

•

Continuing directors and new directors elected at our annual stockholders’ meeting: A number of RSUs determined by dividing $165,000 by the Fair Market Value (as defined below) of our common stock on the grant date. The RSUs have been granted effective on the date of our annual stockholders’ meeting, vesting in equal monthly installments over one year from the date of grant, subject to vesting conditions set forth below.

•

New directors appointed or elected other than at our annual stockholders’ meeting: A prorated number of RSUs determined by (i) dividing $165,000 by the Fair Market Value of our common stock on the applicable grant date for the new director and (ii) multiplying that number by a fraction, the numerator of which is the number of months following the applicable grant date until the one-year anniversary of our most recent preceding annual stockholders’ meeting (the “Prior Meeting”) and the denominator of which is 12. The RSUs would be granted to such new director effective on the Prior Meeting monthly anniversary date that coincides with or first follows the date of the new director’s appointment or election, and would vest in equal monthly installments (except as otherwise necessary to avoid vesting of a fractional share) beginning on the grant date and ending on the one-year anniversary of the Prior Meeting, subject to vesting conditions set forth below.

•

RSU Vesting Conditions. Except in the event of a director’s separation from our service due to death or disability, (i) vesting of the RSUs is subject to the director’s provision of continued services to us through the applicable vesting date, and (ii) unvested RSUs terminate upon the director’s separation from our service for any reason. In the event of a director’s separation from our service due to death or disability, or a change in control of Arena that occurs upon or prior to a separation from our service, all of the director’s RSUs become fully vested.

•

Issuance of Shares. Each RSU covers one share of our common stock, subject to capitalization adjustments in certain circumstances in accordance with the applicable long-term incentive plan. The issuance of the shares of common stock underlying the vested RSUs will be mandatorily delayed until the earliest of the following dates: (i) the three-year anniversary of the grant date; (ii) the director’s separation from our service (for any reason); or (iii) a change in control of Arena. It is intended that the issuance of shares in settlement of the RSUs will be in compliance with the requirements of Section 409A of the Code.

46	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Post-June 2016 Equity Component

•

Continuing directors and new directors elected at our annual stockholders’ meeting: Non-qualified stock options to purchase 125,000 shares of our common stock. The options are granted effective on the date of our annual stockholders’ meeting, and vest in equal monthly installments over one year from the date of grant, except as otherwise necessary to avoid vesting of a fractional share and subject to vesting conditions set forth below.

•

New directors appointed or elected other than at our annual stockholders’ meeting: Non-qualified stock options to purchase (a) 75,000 shares of our common stock, vesting monthly over one year, plus (b) a prorated number of common stock shares, as determined by multiplying the 125,000 annual amount by a fraction, the numerator of which is the number of full months following the applicable grant date until the one-year anniversary of our most recent preceding annual stockholders’ meeting (the “Prior Meeting”) and the denominator of which is 12. The options are granted effective on the Prior Meeting monthly anniversary date that coincides with or first follows the date of the director’s appointment or election, and vest in equal monthly installments over the period from the grant date through the one-year anniversary of the Prior Meeting, except as otherwise necessary to avoid vesting of a fractional share and subject to vesting conditions set forth below.

•

Exercise Price and Option Vesting. The exercise price of options shall be the Fair Market Value on the date of grant. In the event of a director’s Separation From Service due to death, Disability, or a Change in Control of Arena that occurs upon or prior to a Separation From Service, all of the director’s options become fully vested. In the event of any other Separation From Service, (a) vesting of the options is subject to the director’s provision of continued service to Arena through the applicable vesting date, and (b) unvested options terminate upon the director’s Separation From Service.

•	Certain Definitions
•

“Change in Control” means an event that: (a) is a “Change in Control” as such term is defined in the applicable long-term incentive plan, and (b) also qualifies as either: (i) a change in the ownership of Arena, (ii) a change in the effective control of Arena, or (iii) a change in the ownership of a substantial portion of Arena’s assets (as each of these events are defined in Treas. Reg. § 1.409A-3(i)(5), or as these definitions may later be modified by other regulatory pronouncements).

•	“Disability” means the participant’s becoming disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, or as otherwise determined by the Compensation Committee in its discretion.
•	“Fair Market Value” is as defined in the applicable long-term incentive plan.
•	“Separation From Service” means the director has had a separation from service with Arena for purposes of Section 409A of the Internal Revenue Code.

Cash for 2016

•

Annual retainer for directors: $10,000 per quarter, paid in advance, subject to continuing service as a director. New directors will receive a prorated amount of the quarterly payment for the quarter within which they are appointed or elected.

•

Additional annual retainer for Chair of the Board (or, prior to June 2016, the lead independent director): An additional $6,250 per quarter, paid in advance, subject to continuing service as Chair of the Board. New Chairs of the Board will receive a prorated amount of the quarterly payment for the quarter within which they are appointed to such position.

•	Meeting attendance fees:
•	General: $1,000
•	Exceptions for committee meetings:
•	Audit Chair Meeting Attendance Fee: $3,500
•	Audit Member Attendance Fee: $2,000
•	Other Chair Meeting Attendance Fee: $2,500

General

Our Board of Directors and the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is also entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	47

Director Compensation Table for Fiscal Year Ended December 31, 2016

As described more fully above, the table below summarizes the compensation for our non-employee directors serving during the fiscal year ended December 31, 2016, other than Dr. Hixson whose compensation is fully set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Donald D. Belcher (3)	$71,000	$150,925	$221,925
Scott H. Bice, J.D. (4)	74,000	150,925	224,925
Tina S. Nova, Ph.D. (5)	102,500	150,925	253,425
Phillip M. Schneider (6)	75,000	150,925	225,925
Christine A. White, M.D. (7)	66,000	150,925	216,925
Randall E. Woods (8)	87,500	150,925	238,425

(1)	For each director, includes cash retainer and all meeting attendance and other fees earned or paid in the fiscal year ended December 31, 2016.
(2)

Represents the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. The fair value was calculated based on the closing market price of our common stock on the grant date of June 13, 2016.

(3)	Mr. Belcher had a total of 355,721 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $8,000 earned in 2016 and included above were paid to Mr. Belcher in 2017.
(4)	Mr. Bice had a total of 290,680 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $8,500 earned in 2016 and included above were paid to Mr. Bice in 2017.
(5)	Dr. Nova had a total of 269,000 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $3,000 earned in 2016 and included above were paid to Dr. Nova in 2017.
(6)	Mr. Schneider had a total of 346,277 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $10,000 earned in 2016 and included above were paid to Mr. Schneider in 2017.
(7)	Dr. White had a total of 355,721 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $6,000 earned in 2016 and included above were paid to Dr. White in 2017.
(8)	Mr. Woods had a total of 270,009 options and 65,529 RSUs outstanding at December 31, 2016. Meeting fees of $14,500 earned in 2016 and included above were paid to Mr. Woods in 2017.

All stock options granted to non-employee directors in 2016 vest in approximately equal monthly installments over one year, are exercisable once vested and expire on the seventh anniversary of the grant date.

See “Compensation Discussion and Analysis” above for additional information regarding our grant timing, dating and pricing policies and the discussion above under “Director Compensation” regarding the 2016 compensation for our non-employee directors.

Director Ownership Guidelines

In early 2013, the Compensation Committee established ownership guidelines for non-employee directors. Within five years after the 2013 Annual Meeting (or, with respect to any director joining our Board of Directors after such meeting, within five years after the date such director joins our Board), each director should hold ownership or equivalent with an aggregate value equal to five times the amount of the annual cash retainer for directors. If a director is not in compliance after the applicable five-year period, the director will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (after payment of taxes).

48	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

PROPOSALS 4 AND 5

BACKGROUND

Our Board of Directors has unanimously approved a series of alternate amendments to our Amended and Restated Certificate of Incorporation, each of which would:

•	effect a reverse stock split, or Reverse Stock Split, of all issued and outstanding shares of our common stock, at a ratio ranging from one-for-six (1:6) to one-for-ten (1:10), inclusive; and
•

effect a reduction in the total number of authorized shares of our common stock, or Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for the Reverse Stock Split.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal 5 is also approved by our stockholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the 2017 Annual Meeting and prior to the date of our 2018 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.

Our stockholders are being asked to approve these proposed amendments pursuant to Proposals 4 and 5, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the resulting corresponding Authorized Shares Reduction. The corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

Should we receive the required stockholder approvals for both Proposals 4 and 5, our Board of Directors will have the sole authority to elect, at any time on or prior to the date of our 2018 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, between and including six and ten, that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions “Effects of Reverse Stock Split” and “Effects of Authorized Shares Reduction” in Proposals 4 and 5, respectively.

The implementation of Proposal 5 is expressly conditioned upon the approval and implementation of Proposal 4; if Proposal 4 is not approved and implemented, then Proposal 5 will not be implemented. If we receive the required stockholder approval for Proposal 4 but do not receive the required stockholder approval for Proposal 5, then our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Notwithstanding approval of Proposals 4 and 5 by our stockholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split on or prior to the date of our 2018 Annual Meeting of Stockholders, the Authorized Shares Reduction will not be implemented and stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.

By approving Proposals 4 and 5, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including six (6) and ten (10) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 4 and 5; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	49

APPROVAL OF REVERSE STOCK SPLIT OF OUR COMMON STOCK (PROPOSAL 4)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-six (1:6) and one-for-ten (1:10), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•

Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•

Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy. As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 4 and 5 are approved by our stockholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth under “Effects of Reverse Stock Split” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of any Reverse Stock Split and corresponding Authorized Shares Reduction would be to increase the number of authorized shares of our common stock. In addition, if Proposal 5 is not approved, then there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged even if a Reverse Stock Split is implemented. In either case, our Board of Directors desires to have the additional shares available to provide flexibility to use our common stock for business and financial purposes. These purposes may include raising capital, providing equity incentives to employees, officers, directors, consultants and/or advisors (including pursuant to the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan, or 2017 LTIP, described in Proposal 6 below, if Proposal 6 is also approved by our stockholders), establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses, products or technologies, and other purposes. At present, we do not have any plans, arrangements, understandings or commitments for the newly-authorized but unissued shares of our common stock that will become available following the implementation of a Reverse Stock Split, other than to accommodate the proposed 25,194,326 additional shares of our common stock (on a pre-Reverse Stock Split basis) to be authorized and reserved for future equity awards under the 2017 LTIP if Proposal 6 is also approved by our stockholders.

50	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 4, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	the continued listing requirements for our common stock on The NASDAQ Stock Market;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•

whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split (as reduced by the corresponding Authorized Shares Reduction if Proposal 5 is also approved) available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards under the 2017 LTIP if Proposal 6 is also approved by our stockholders.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.  We expect that a Reverse Stock Split will increase the market price of our common stock. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe a Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional or other long term investors. Even if we implement a Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If a Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 4 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 4 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	51

Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Arena, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

•	each six-to-ten shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
•

no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•

if Proposal 5 is approved by our stockholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 367,500,000 to a range of 122,500,000 to 73,500,000, as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock);

•

if Proposal 5 is not approved by our stockholders, the total number of authorized shares of our common stock will remain at 367,500,000, resulting in an effective increase in the authorized number of shares of our common stock;

•

based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants (if any), which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of April 24, 2017, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that Proposal 5 is approved and the corresponding Authorized Shares Reduction is implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	367,500,000	317,435,572	47,828,555	2,235,873
Post-Reverse Stock Split 1:6	122,500,000	52,905,928	7,971,425	61,622,647
Post-Reverse Stock Split 1:7	105,000,000	45,347,938	6,832,650	52,819,412
Post-Reverse Stock Split 1:8	91,875,000	39,679,446	5,978,569	46,216,985
Post-Reverse Stock Split 1:9	81,666,667	35,270,619	5,314,283	41,081,765
Post-Reverse Stock Split 1:10	73,500,000	31,743,557	4,782,855	36,973,588

52	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

The following table contains approximate information, based on share information as of April 24, 2017, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that Proposal 5 is not approved (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	367,500,000	317,435,572	47,828,555	2,235,873
Post-Reverse Stock Split 1:6	367,500,000	52,905,928	7,971,425	306,622,647
Post-Reverse Stock Split 1:7	367,500,000	45,347,938	6,832,650	315,319,412
Post-Reverse Stock Split 1:8	367,500,000	39,679,446	5,978,569	321,841,985
Post-Reverse Stock Split 1:9	367,500,000	35,270,619	5,314,283	326,915,098
Post-Reverse Stock Split 1:10	367,500,000	31,743,557	4,782,855	330,973,588

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The NASDAQ Global Select Market under the symbol “ARNA” immediately following the Reverse Stock Split, although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 4 as the Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 4.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, Arena will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The NASDAQ Global Select Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 24, 2017, there were 106 stockholders of record of our common stock. Upon stockholder approval of this Proposal 4, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of Arena following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of April 24, 2017, and assuming a Reverse Stock Split ratio of 1:10, we expect that cashing out fractional stockholders would reduce the number of stockholders of record by only 2 holders. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	53

Record and Beneficial Stockholders

If this Proposal 4 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 4 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Arena or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split and, if Proposal 5 is approved, to effect the corresponding Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

54	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

In general, the federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder's percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

Required Vote

Stockholder approval of this Proposal 4 requires a “FOR” vote from at least a majority of the outstanding shares of our common stock.

The Board of Directors recommends that stockholders vote “FOR” the approval of a reverse stock split as set forth in Proposal 4.

ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement	55

APPROVAL OF REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK (PROPOSAL 5)

Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

The implementation of this Proposal 5 is expressly conditioned upon the approval and implementation of Proposal 4; if Proposal 4 is not approved and implemented, then this Proposal 5 will not be implemented. Accordingly, if we do not receive the required stockholder approval for Proposal 4 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2018 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction. If we receive the required stockholder approval for Proposal 4 but do not receive the required stockholder approval for Proposal 5, then our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 4 and 5 are approved by our stockholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth under “Effects of Authorized Shares Reduction” below. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, though, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to increase the number of authorized shares of our common stock.

As described in more detail under “Reasons for Reverse Stock Split” in Proposal 4, our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy, including to have sufficient authorized capital available to accommodate the proposed share reserve under the 2017 LTIP if Proposal 6 is also approved by our stockholders. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if Proposal 4 is approved but this Proposal 5 is not approved, then the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that this Proposal 5 is in the best interests of Arena and our stockholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have anti-takeover implications, as described in more detail under “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split” in Proposal 4. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that if Proposal 4 is approved but this Proposal 5 is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 367,500,000 to a range from 122,500,000 to 73,500,000, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.0001 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if this Proposal 5 is approved and a Reverse Stock Split is implemented:

56	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
None (current)	367,500,000
Post-Reverse Stock Split 1:6	122,500,000
Post-Reverse Stock Split 1:7	105,000,000
Post-Reverse Stock Split 1:8	91,875,000
Post-Reverse Stock Split 1:9	81,666,667
Post-Reverse Stock Split 1:10	73,500,000

If this Proposal 5 is not approved, but Proposal 4 is approved and the Reverse Stock Split is implemented, then the authorized number of shares of our common stock would remain unchanged at 367,500,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see “Effects of Reverse Stock Split” in Proposal 4.

Effective Date; Conditionality

The proposed Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment.

Our Board of Directors intends to proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required stockholder approval for Proposal 4 or the Reverse Stock Split is not otherwise implemented on or prior to the date of our 2018 Annual Meeting of Stockholders, then we will not implement the Authorized Shares Reduction even if this Proposal 5 is approved. In this regard, the implementation of Proposal 5 is expressly conditioned upon the approval and implementation of Proposal 4; if Proposal 4 is not approved and implemented, then Proposal 5 will not be implemented. If we receive the required stockholder approval for Proposal 4 but do not receive the required stockholder approval for Proposal 5, then our Board of Directors will nonetheless retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Required Vote

Stockholder approval of this Proposal 5 requires a “FOR” vote from at least a majority of the outstanding shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES REDUCTION AS SET FORTH IN PROPOSAL 5.

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APPROVAL OF THE ARENA PHARMACEUTICALS, INC., 2017 LONG-TERM INCENTIVE PLAN (PROPOSAL 6)

Background. Stockholders are being asked to approve the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan, or 2017 LTIP. Our Board of Directors approved the 2017 LTIP at its April 6, 2017, meeting, subject to approval from stockholders at our 2017 Annual Meeting. If approved by stockholders, the 2017 LTIP would supersede and replace our current long-term incentive plan, the 2013 Long-Term Incentive Plan, and will be our only equity incentive plan that is currently effective with the exception of our 2009 Employee Stock Purchase Plan.

All share limit numbers applicable to the 2017 LTIP as specified in this Proposal 6 do not give effect to the impact of the proposed reverse stock split described in Proposal 4. If Proposal 4 is approved and this Proposal 6 is also approved, all share limit numbers applicable to the 2017 LTIP will automatically be appropriately adjusted to give effect to such reverse stock split.

Requested Shares. Subject to adjustment for certain changes in our capitalization, if approved by stockholders the aggregate number of shares of our common stock that may be issued under the 2017 LTIP will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under our 2013 Long-Term Incentive Plan, or 2013 LTIP, as of the effective date of the 2017 LTIP (which is equal to 5,627,549 shares as of March 30, 2017), (ii) 24,972,451 new shares, and (iii) any Prior Plans’ Returning Shares (as defined below in “Summary of the 2017 Long-Term Incentive Plan —Shares Available for Awards”), as such shares become available from time to time.

Awards Are an Important Part of Our Compensation Philosophy. In the second half of 2016 and continuing in 2017, we made significant changes to our strategy and management team to focus our company on its clinical stage pipeline and deemphasize it reliance on commercial stage and early research stage programs. This change was accompanied by a change in our compensation approach to emphasize use of equity more than base salary. Our Board of Directors considers having stock available for grant to be a significant contributor to our long-term success by assisting us in attracting and retaining employees, directors, consultants and advisors who are expected to contribute to our success and achieve long-term objectives that we believe will benefit our stockholders. Along with incentivizing employees to increase stockholder value, vesting conditions, which generally occur over four years, have retentive value. As such, we believe that having stock available for grant is critical to our continuing development and success by helping to keep our employees focused on executing on our long-term business plan. We do not view the number of shares remaining available for grant under our current long-term incentive plan (the 2013 Long-Term Incentive Plan, or 2013 LTIP) as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the 2017 LTIP was chosen in order to have sufficient shares available for annual grants to our current employee population for approximately the next two years as we work to implement our new business strategy.

Current and Prior Plans. Our current long-term incentive plan is the 2013 LTIP. Subject to and upon approval of the 2017 LTIP by our stockholders at our 2017 Annual Meeting, our 2013 LTIP will be terminated. Our 2012 Long-Term Incentive Plan, 2009 Long-Term Incentive Plan, and 2006 Long-Term Incentive Plan, as amended, were previously terminated and are together with the 2013 LTIP our “Prior Plans”). However, notwithstanding the proposed termination of the 2013 LTIP and the previous terminations of the other Prior Plans, all outstanding awards granted under the Prior Plans, including the 2013 LTIP, will continue to be governed under the terms of the Prior Plans under which they were granted.

We Manage Our Award Use Carefully and Our Dilution is Reasonable. We seek to balance the need to attract and retain talented employees, as well as directors, consultants and advisors, in a highly competitive business with efforts to monitor our award “burn rate” each year. Our gross burn rate for the last three years is included in the below table. We estimate that the shares under the 2017 LTIP will be sufficient to cover our projected annual grants for our current employee population for approximately two years.  However, we do not as a matter of course make public forecasts as to our total shares outstanding and utilization of equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, our actual usage under the 2017 LTIP will be impacted by changes in the number and level of our employees, the type of equity awards we grant, our potential growth and activities, the financial impact of grants and other factors, such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond our control.

58	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

The following tables provide certain additional information regarding our annual award burn rate and shares authorized and outstanding and available for grant under our Prior Plans:

Annual Award Burn Rate

Fiscal Year	2014	2015	2016
Stock options granted	2,618,000	4,322,000	17,899,000
Full value awards granted (nonperformance-based)	328,000	281,000	0
Performance Restricted Stock Units earned	0	0	0
Weighted-average common shares outstanding (1)	219,734,000	240,671,000	243,133,000
Gross burn rate (2)	1.3%	1.9%	7.4%

(1)	The number of common shares outstanding as of the proxy record date was 317,435,572, which was not used for the gross burn rate calculations.
(2)

The gross burn rate is calculated as follows: (a) shares subject to options and nonperformance-based full-value shares granted and Performance Restricted Stock Unit awards earned in the fiscal year, divided by (b) weighted-average common shares outstanding for the fiscal year.

Shares Outstanding and Available for Grant

As of March 30, 2017
Total shares subject to outstanding stock options (not granted as inducement awards)	32,825,754
Total shares subject to outstanding stock options granted as inducement awards (1)	6,693,500
Total shares subject to outstanding deferred restricted stock, restricted stock units, and Performance Restricted Stock Units (2)	1,344,363
Weighted-average exercise price of outstanding stock options	$2.27
Weighted-average remaining term of outstanding stock options (years)	5.06
Total shares available for grant under the 2013 LTIP	5,627,549

In addition, the number of shares of common stock outstanding on the record date was 317,435,572.

(1)

Refers to options granted under the NASDAQ inducement award exception, of which there were 5,400,000 such awards outstanding as of December 31, 2016 and 6,693,500 awards outstanding as of March 30, 2017. For clarity, there were no inducement shares available for grant as of March 30, 2017.

(2)	Includes 778,888 shares subject to Performance Restricted Stock Units assuming maximum potential payout at 200% of the targeted amount.

As of the effective date of the 2017 LTIP, the total shares available for grant will be 30,600,000, which is the sum of 5,627,549 shares available under the 2013 LTIP as of March 30, 2017, plus 24,972,451 new shares, which shall also be reduced by grants made after March 30, 2017 and prior to the effective date of the 2017 LTIP (under the 2013 LTIP) and counted at the fungible ratio described below. The number of shares available for grant under the 2017 LTIP will be increased by the number of shares subject to any awards granted under the Prior Plans that, after March 30, 2017, are forfeited, expire or settled for cash and as otherwise provided in the 2017 LTIP.

Why You Should Vote for this Proposal 6. We believe that we will be at a competitive disadvantage in our efforts to attract and retain employees, directors, consultants and advisors if we do not have the flexibility to issue competitive levels of awards, and we are requesting in this Proposal 6 for stockholders to approve the adoption of the 2017 LTIP.

The 2017 LTIP Combines Compensation and Governance Best Practices. The 2017 LTIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	Stockholder approval is required for additional shares. The 2017 LTIP authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the 2017 LTIP.
•

Repricing is not allowed. The 2017 LTIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval (except in the case of certain equitable adjustments as described in the plan).

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•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Fungible Share Reserve. Share issued pursuant to the exercise of stock options and stock appreciation rights granted under the 2017 LTIP reduce the available number of shares by one share for every share issued while awards other than stock options and stock appreciation rights granted under the 2017 LTIP reduce the available number of shares by 1.6 shares for every share issued.

•	Reasonable Limits on Maximum Terms of Options and Stock Appreciation Rights. Stock options and stock appreciation rights granted under the 2017 LTIP have a maximum permitted term of seven years.
•

Reasonable share counting provisions. In general, when awards granted under the 2017 LTIP lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes applicable to any awards will not be returned to our share reserve.

•

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, including equity awards granted under the 2017 LTIP and our other equity plans and cash fees paid or payable by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board of Directors during such period or with respect to a lead director or chairman role, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. For such purposes, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

•

Awards subject to forfeiture/clawback. Awards granted under the 2017 LTIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement.

•

No dividends are paid on unvested awards. Any dividends applicable to the shares subject to an award will be subject to the same vesting or performance conditions as the underlying award and will not be paid until and unless the underlying award vests.

To approve the 2017 LTIP, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

The following summary describes the principal features of the 2017 LTIP, and is qualified in its entirety by reference to the full text of the 2017 LTIP. A copy of the 2017 LTIP is filed as Appendix B to the proxy statement for our 2017 Annual Meeting filed with the SEC.

Summary of the 2017 Long-Term Incentive Plan

Purpose. The purpose of the 2017 LTIP is to assist us in attracting and retaining employees, directors, consultants and advisors who are expected to contribute to our success and achieve long-term objectives that will benefit our stockholders through the additional incentives inherent in the awards under the 2017 LTIP.

Shares Available for Awards. The aggregate number of shares of our common stock that initially may be issued pursuant to stock awards granted under the 2017 LTIP is 30,600,000 shares, less 1 share for every share that was subject to an option or stock appreciation right granted under the Company’s 2013 Long-Term Incentive Plan after March 30, 2017 and prior to the effective date of the Plan and 1.6 shares for every 1 share that was subject to an award other than an option or stock appreciation right granted under the Company’s 2013 Long-Term Incentive Plan after March 30, 2017 and prior to the effective date of the Plan. Shares issued pursuant to the exercise of stock options and stock appreciation rights granted under the 2017 LTIP reduce the available number of shares by 1 share for every share issued while awards other than stock options and stock appreciation rights granted under the 2017 LTIP reduce the available number of shares by 1.6 shares for every share issued.

60	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

In addition, shares that, after March 30, 2017, are released from awards granted under the Prior Plans because the awards expire, are forfeited or are settled for cash will increase the number of shares available under the 2017 LTIP by 1 share for each share released from a stock option or stock appreciation right and by 1.6 shares for each share released from a restricted stock award or restricted stock unit award.

The following shares shall not be added to the number of shares available under the 2017 LTIP: (a) shares tendered by the participant or withheld by us in payment of the purchase price of an option granted under the 2017 LTIP or the Prior Plans, or to satisfy any tax withholding obligation with respect to any award granted under the 2017 LTIP or the Prior Plans, (b) shares subject to a stock appreciation right granted under the 2017 LTIP or the Prior Plans that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and (c) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options granted under the 2017 LTIP or the Prior Plans.

Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the 2017 LTIP. Shares issued under the 2017 LTIP may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding stock awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including equity awards granted under the 2017 LTIP and any other Company equity plans and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board of Directors during such period or with respect to a lead director or chairman role, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. For such purposes, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

Eligibility; Awards to be Granted to Certain Individuals and Groups. Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2017 LTIP. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonstatutory stock options. Awards may be granted under the 2017 LTIP to any employee, non-employee member of our Board of Directors, consultant or advisor who provides us service, except for incentive stock options, which may be granted only to our employees or employees of our subsidiaries.

As of March 31, 2017, approximately 108 employees and 10 non-employee directors were eligible to participate in the 2017 LTIP. These employees include 5 executive officers, and approximately 55 employees at our Swiss subsidiaries, Arena Pharmaceuticals GmbH and Arena Pharmaceuticals Development GmbH. The Compensation Committee, in its discretion, selects the individual or individuals to whom awards under the 2017 LTIP may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

Certain Limits on Shares Subject to Awards. The 2017 LTIP provides that, subject to adjustment as provided in the plan, no participant may be granted (a) options or stock appreciation rights during any calendar year with respect to more than 8,000,000 shares of common stock or (b) restricted stock awards, performance awards and/or restricted stock unit awards during any calendar year that are denominated in shares of common stock and are intended to comply with the performance-based exception under Code Section 162(m) under which more than 8,000,000 shares of common stock may be earned. Shares subject to a cancelled award continue to count against the applicable limit. In addition to the foregoing, during any calendar year no participant may be granted performance awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $10,000,000 may be earned. The dollar value of a cancelled award will continue to count against the $10,000,000 limit.

The aggregate maximum number of shares of common stock that may be issued under the 2017 LTIP pursuant to the exercise of incentive stock options is 30,600,000 shares, subject to adjustment for certain corporate events, including mergers and stock splits.

Administration. The Plan will be administered by the Compensation Committee, which shall consist of at least two directors, both of whom must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, “outside directors” under

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Section 162(m) of the Code and “independent directors” for purposes of the rules of the NASDAQ Stock Market to the extent required by such rules. The Compensation Committee has the authority to select the participants who will receive awards under the 2017 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2017 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2017 LTIP to a committee of one or more directors and, to the extent permitted by law and NASDAQ Stock Market rules and regulation, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our executive officers (subject to the limitation on the total number of shares that may be subject to such awards as specified by the Compensation Committee).

Terms and Conditions of Options. Options granted under the 2017 LTIP may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:

Exercise Price. The exercise price of options granted under the 2017 LTIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is generally determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). On April 24, 2017, the closing price of our common stock as reported on the NASDAQ Global Select Market was $1.36 per share.

Exercise of Option. The Compensation Committee determines when options become exercisable. The 2017 LTIP permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

Term of Option. Options granted under the 2017 LTIP expire no later than seven years from the date of grant, except in the event of the optionee’s death or disability; provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.

Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights in conjunction with an option or other award granted under the 2017 LTIP, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition (or a stock appreciation right granted in exchange for or in tandem with, but subsequent to, an option). The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than seven years from the date of grant.

Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards. Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2017 LTIP, and are also available as a form of payment for performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Cash dividends, stock and any other property (other than cash) distributable as a dividend or otherwise with respect to any restricted stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall not be paid until and unless the underlying award vests.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the 2017 LTIP, and are also available as a form of payment for other awards granted under the 2017 LTIP and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units. Cash dividends, stock and any other

62	ARENA PHARMACEUTICALS, INC.	2017 Proxy Statement

property (other than cash) distributable as a dividend or otherwise with respect to any restricted stock unit award shall either (a) not be paid at all, or (b) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the restricted stock units with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

Performance Awards. Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (a) the number of shares of common stock under, or the dollar value of, a performance award, and (b) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. Cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of performance shares shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the performance shares with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

If this Proposal 6 is approved by the stockholders, compensation attributable to performance awards under the 2017 LTIP will qualify as performance-based compensation under Section 162(m) of the Code, provided that: (a) the compensation is granted by a compensation committee comprised solely of “outside directors,” (b) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (c) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Code Section 162(m) Performance Awards. The 2017 LTIP is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or any combination of the following:

•	net sales;
•	revenue;
•	bookings;
•	revenue or product revenue growth;
•	operating income or loss (before or after taxes);
•	pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);
•	net earnings or loss;
•	earnings or loss per share;
•	net income or loss (before or after taxes);
•	return on equity;
•	total stockholder return;
•	return on assets or net assets;
•	attainment of strategic and operational initiatives;
•	appreciation in and/or maintenance of the price of our common stock or any other of our publicly-traded securities;
•	market share;
•	gross profits;
•

earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization);

•	economic value-added models (or equivalent metrics);
•	comparisons with various stock market indices;

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•	reductions in costs;
•	cash flow or cash flow per share (before or after dividends);
•	return on capital (including return on total capital or return on invested capital);
•	cash flow return on investment;
•	improvement in or attainment of expense levels or working capital levels;
•	operating margin;
•	gross margin;
•	year-end cash;
•	cash margin;
•	debt reduction;
•	stockholder’s equity;
•	market share;
•	achievement of drug development milestones;
•	regulatory achievements including approval of a drug candidate;
•	progress of internal research or clinical programs;
•	progress of partnered programs;
•	implementation or completion of projects and processes;
•	partner satisfaction;
•	budget management;
•	clinical achievements;
•

completing phases of a clinical study (including the treatment phase) or announcing or presenting preliminary or final data from clinical studies, in each case, whether on particular timelines or generally;

•	timely completion of clinical trials;
•	submission of INDs and NDAs and other regulatory achievements;
•	partner or collaborator achievements;
•	internal controls, including those related to the Sarbanes-Oxley Act of 2002;
•	research progress, including the development of programs;
•	financing;
•	investor relations, analysts and communication;
•	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);
•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);
•

establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•	supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products);
•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;
•	financing and other capital raising transactions (including sales of our equity or debt securities);

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•	sales or licenses of our assets, including intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions);
•

implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures;

•	factoring transactions; and
•	recruiting and maintaining personnel.

Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, in accordance with accounting principles established by the International Accounting Standards Board, or IASB Principles, or adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to our performance or the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings or discontinued operations, (b) items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (c) an event either not directly related to our operations or not within the reasonable control of our management, or (d) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles.

Dividends; Dividend Equivalents. Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. Such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise reinvested and in all events shall be subject to the same vesting or performance conditions as the underlying award and shall not be paid until and unless the underlying award vests.

Termination of Service. The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. With regard to options and stock appreciation rights, if the sale of any common stock received on exercise of an option or a stock appreciation right following the termination of the participant’s employment by or services to us (other than for cause) would be prohibited at any time solely because the issuance of the shares would violate (a) the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or the Securities Act, (b) our insider trading policy, or (c) a “lock-up” agreement undertaken in connection with our issuance of securities, then the option or stock appreciation right will terminate on the earlier of (i) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the participant’s employment by or services to us during which the exercise of the option or stock appreciation right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (ii) the expiration of the term of the option or stock appreciation right as set forth in the applicable award agreement.

Reduced Time Commitment. In the event a participant’s regular level of time commitment in the performance of his or her services for us and any affiliates is reduced (for example, and without limitation, if the participant is one of our employees and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any award to the participant, the Compensation Committee has the right in its sole discretion to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award. In the event of any such reduction, the participant will have no right with respect to any portion of the award that is so reduced.

No Repricing. The 2017 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2017 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2017 LTIP if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

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Nontransferability of Awards. Except as provided in the next sentence, an award granted under the 2017 LTIP is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Compensation Committee may provide in an award agreement that a participant may transfer an award (other than an incentive stock option) to a family member (whether by gift or a domestic relations order for no consideration) under such terms and conditions determined by the Compensation Committee.

Clawback Policy. All awards granted under the 2017 LTIP will be subject to recoupment in accordance with any clawback policy we adopt, including any clawback policy we adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2017 LTIP, the number and class of shares of awards outstanding under the 2017 LTIP, the limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control. The Compensation Committee may, in its discretion, determine that, upon our “change in control” (as defined in the 2017 LTIP or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the change in control shall be cancelled and terminated without payment therefor if the fair market value of one share of our common stock as of the date of the change in control is less than the per share option exercise price or stock appreciation right grant price.

To the extent provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof terminates within the period following such change in control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the change in control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the change in control and will terminate immediately after the change in control.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a change in control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

Effective Date. The 2017 LTIP will be effective upon its approval by stockholders at our 2017 Annual Meeting.

Amendment and Termination of the 2017 LTIP. Our Board of Directors may alter, amend, suspend or terminate the 2017 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for stockholder approval. However, our Board of Directors may not amend the 2017 LTIP without stockholder approval to increase the number of shares available for awards under the 2017 LTIP, expand the types of awards available under the 2017 LTIP, materially expand the class of persons eligible to participate in the 2017 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), increase the maximum term of the plan or of any options and stock appreciation rights, increase the limits on shares subject to awards or the dollar value payable with respect to performance awards, or take any action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules (including a reduction in the exercise price of an option or stock appreciation right or the exchange of an option or stock appreciation right for cash or another award if the option or grant price is greater than the fair market value of the common stock). No such action by our Board of Directors may alter or impair any award previously granted under the 2017 LTIP without the written consent of the participant. The 2017 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

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US Federal Income Tax Consequences. The following discussion summarizes certain federal income tax considerations of awards under the 2017 LTIP. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the sale price of the shares, whichever is lower, over the exercise price. Any gain or loss recognized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee recognizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount recognized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards

Generally, the recipient of a restricted stock award or a performance award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the 2017 LTIP (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonstatutory stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the chief executive officer and to each of the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

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Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (a) the compensation is approved by a compensation committee comprised solely of “outside directors,” (b) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (d) prior to the payment of the compensation, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The 2017 LTIP has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

New Plan Benefits

The amounts allocable under the 2017 LTIP to our executive officers and employees are not determinable because the 2017 LTIP does not provide for set benefits or amounts with respect to awards granted under the 2017 LTIP, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 6.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2017 LONG-TERM INCENTIVE PLAN.

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The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	22,110,457	*	$2.98	18,542,741***
Equity compensation plans not approved by security holders	5,400,000	**	1.63	—
Total	27,510,457		$2.72	18,542,741***

*

Includes stock options to purchase 19,799,774 shares of our common stock with a per share weighted-average exercise price of $3.42. Also includes (i) 539,015 restricted stock unit awards with no exercise price and (ii) 1,771,668 performance restricted stock unit awards with no exercise price, which represents 200% of the targeted amount and is the maximum number of shares of common stock that can be earned under such awards. The actual number of shares that may be earned under performance restricted stock unit awards ranges from 0% to 200% of the targeted amount.

**	Includes inducement stock options to purchase 5,400,000 shares of our common stock reserved for inducement awards.
***

Includes 1,115,188 shares of common stock available for future issuance under our 2009 Employee Stock Purchase Plan, as amended. Stock options and stock appreciation rights granted under our 2013 Long-Term Incentive Plan, or 2013 LTIP, reduce the available number of shares under our 2013 LTIP by 1 share for every share issued while awards other than stock options and stock appreciation rights granted under our 2013 LTIP reduce the available number of shares by 1.25 shares for every share issued. In addition, shares that are released from awards granted under any of our prior long-term incentive plans or the 2013 LTIP because the awards expire, are forfeited or are settled for cash will increase the number of shares available under our 2013 LTIP by 1 share for each share released from a stock option or stock appreciation right and by 1.25 shares for each share released from a restricted stock award or restricted stock unit award. Each share we withhold to satisfy any tax withholding obligation with respect to an award other than an option or stock appreciation right under any of our prior long-term incentive plans or the 2013 LTIP will increase the share reserve by 1.25 shares.

In 2003, we set up a deferred compensation plan for our executive officers, whereby they may elect to defer their shares of restricted stock. At December 31, 2016, a total of 62,501 shares of restricted stock were in the plan. All of the shares contributed to this plan were previously granted to such officers under an equity compensation plan approved by our stockholders.

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Audit Committee

Audit Committee Report

The material in this report required by Item 407(d)(3) of Regulation S-K is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.

In fulfilling its responsibilities, the Audit Committee appointed KPMG LLP, an independent registered public accounting firm, or KPMG, as our independent auditors for our 2016 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our audited consolidated financial statements and the adequacy of our internal control over financial reporting. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audit, the independent auditors’ evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communicating with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC. The Audit Committee has also appointed KPMG as our independent auditors for the fiscal year ending December 31, 2017.

THE AUDIT COMMITTEE

Phillip M. Schneider, Chair Donald D. Belcher
Randall E. Woods

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Independent Registered Public Accounting Firm

Independent Auditors’ Fees

The following table presents aggregate fees for the fiscal years ended December 31, 2016, and 2015, for professional services rendered by KPMG:

	Fiscal Years Ended December 31,
	2016		2015
Audit Fees (1)	$1,053,729		$933,913
Audit-Related Fees	30,780	(2)	134,775	(3)
Tax Fees (4)	191,303		115,906
All Other Fees	—	(5)	155,391	(6)
Total	$1,275,812		$1,339,985

(1)

Consisted of fees paid for professional services for the integrated audit of our annual consolidated financial statements, review of condensed consolidated financial statements included in our quarterly reports and services provided in conjunction with the statutory audit for our Swiss subsidiary, Arena Pharmaceuticals GmbH, or Arena GmbH.

(2)	Fees were related to the review of registration statements on Forms S-3 and S-8, and our subscription to an online accounting research service.
(3)	Fees were related to comfort letter procedures in connection with an equity offering, review of a registration statement on Form S-8 and our subscription to an online accounting research service.
(4)

Fees were primarily related to services in connection with international tax matters and tax preparation services, fees related to services for studies regarding research and development tax credit carryforwards.

(5)	There were no fees billed in the year ended December 31, 2016, for products or services provided by KPMG other than those disclosed in this table.
(6)	Consisted of fees paid for professional services in connection with the implementation of our enterprise resource planning, or ERP, system at Arena GmbH.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. All audit, audit-related and tax fees for 2016 and 2015 described above were pre-approved by the Audit Committee.

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RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 7)

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice.

Stockholders are requested in this Proposal 7 to ratify the appointment of KPMG. To ratify the appointment of KPMG, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of our independent auditors, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the stockholders’ best interest.

Representatives of KPMG are expected to be present at our 2017 Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers, our 10% or greater stockholders, and certain other persons to file reports of ownership of our equity securities and changes in such ownership with the SEC and NASDAQ and to furnish us with copies of such reports.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, our executive officers, our 10% or greater stockholders and other persons required to file reports were complied with during the fiscal year ended December 31, 2016.

Stockholder Proposals for the 2018 Annual Meeting

To be considered for inclusion in our proxy statement for next year’s annual meeting, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6154 Nancy Ridge Drive, San Diego, California 92121, no later than December 29, 2017. If you wish to submit a proposal (including a director nomination) that is not to be included in our proxy materials for next year’s annual meeting, notice of any such proposal must be received at our executive offices no later than February 17, 2018, and no earlier than January 28, 2018. The above dates in this section may change under circumstances set forth in our Bylaws or if we amend the relevant provisions in our Bylaws. If we amend our Bylaws, we will file the amended Bylaws with the SEC. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary at the same address. You are also advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals.

Notices of intention to present proposals at the 2018 annual meeting of stockholders should be addressed to our Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

Our annual report for the 2016 fiscal year (as well as this proxy statement) is available on our investor relations home page of our website at http://invest.arenapharm.com/ for all stockholders entitled to notice of and vote at our 2017 Annual Meeting. We are also mailing to certain stockholders a copy of such annual report concurrently with this proxy statement. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

WE WILL MAIL STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH STOCKHOLDERS A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6154 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.

Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement and one annual report or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report or Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents or Internet Notice was delivered and who wishes to receive a separate copy of the documents or Internet Notice can request a copy of such documents or

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notice by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121, or by contacting our Corporate Secretary at 858.453.7200 and we will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Internet Notice in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Stockholders who currently receive multiple copies of the proxy statement or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

Our Board of Directors knows of no other business that will be presented for consideration at our 2017 Annual Meeting. If other matters are properly brought before our 2017 Annual Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 28, 2017

By Order of our Board of Directors

Steven W. Spector Executive Vice President, General Counsel and Secretary

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APPENDIX A

CERTIFICATE OF AMENDMENT NO. 4 OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ARENA PHARMACEUTICALS, INC.

Arena Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

First: The name of this corporation is Arena Pharmaceuticals, Inc. (the “Corporation”).

Second: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 14, 1997, under the original name Arena Pharmaceuticals, Inc. The Certificate of Incorporation was subsequently amended and restated on June 26, 1997, November 26, 1997, January 29, 1999, August 1, 2000, and June 11, 2002. The Fifth Amended and Restated Certificate of Incorporation was subsequently amended on June 15, 2006, June 26, 2009 and June 20, 2012.

Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Fifth Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as follows: 1

Effective as of the effective time of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [six (6), seven (7), eight (8), nine (9), ten (10)] shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The NASDAQ Global Select Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

[1]

These amendments approve the combination of any whole number of shares of Arena’s common stock between and including six (6) and ten (10) into one (1) share of Arena’s common stock, and approve a corresponding reduction in the total number of shares of Arena common stock that Arena is authorized to issue (with respect to such corresponding authorized share reduction, see note 2 below). By these amendments, the stockholders would approve each of the alternate amendments proposed by Arena’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Arena’s Board of Directors to be in the best interests of Arena and its stockholders (as well as the applicable concurrent, corresponding reduction in the total number of shares of Arena’s common stock that Arena is authorized to issue, if such proposal is approved by stockholders). The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. Arena’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

Section A of ARTICLE IV of the Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is [              ] (            ) 2 shares, [              ] (              )2 shares of which shall be Common Stock (the “Common Stock”) and Seven Million, Five Hundred Thousand (7,500,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

In Witness Whereof, Arena Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its [Title] this           day of               , 2017.

Arena Pharmaceuticals, Inc.

By:
[Name]
[Title]

[2]

Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required stockholder vote and Arena’s Board of Directors elects to effect a reverse stock split, the number of shares of Arena’s total authorized common stock would be correspondingly, and 50% proportionally to the reverse stock split ratio determined Arena’s Board of Directors reduced (thereby effecting a reduction in Arena’s total authorized capital stock).

APPENDIX B

ARENA PHARMACEUTICALS, INC.

2017 LONG-TERM INCENTIVE PLAN

Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2017 Long-Term Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining employees, directors, consultants and advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achieve long-term objectives that will benefit the stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.“Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3.“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.4.“Available Reserve” shall mean the number of Shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of Awards under the Company’s 2013 Long-Term Incentive Plan as of the effective date of the Plan (as provided in Section 13.13).

2.5.“Board” shall mean the Board of Directors of the Company.

2.6.“Cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines in its sole discretion. Any determination of “cause” for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. Notwithstanding the foregoing, neither this provision nor the Plan is intended to, and neither shall be interpreted in a manner that limits or restricts a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

2.7.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8.“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.

2.9.“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital‑raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.“Covered Employee” shall mean an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.11.“Director” shall mean a non-employee member of the Board.

2.12.“Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.13.“Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.14.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15.“Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the NASDAQ Stock Market, the closing price on such other principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.16.“Incentive Stock Option” shall mean an Option which when granted is intended to be, and qualifies as, as an incentive stock option for purposes of Section 422 of the Code.

2.17.“Limitations” shall have the meaning set forth in Section 10.5.

2.18.“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19.“Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.20.“Payee” shall have the meaning set forth in Section 13.1.

2.21.“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.22.“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.23. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.24.“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25.“Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.26.“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.27.“Prior Plans” shall mean, collectively, the Company’s 2006 Long-Term Incentive Plan, as amended, 2009 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan. Awards granted under the Prior Plans continue to be governed under the terms of those Prior Plans.

2.28.“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30.“Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.31.“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32.“Returning Shares” means any shares subject to stock options or other stock awards granted under our Prior Plans that are released because the awards expire, are forfeited or are settled for cash.

2.33. “Shares” shall mean the shares of common stock, $0.0001 par value, of the Company.

2.34.“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.35.“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.36.“Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN
3.1	Number of Shares.

(a)Subject to adjustment as provided in Section 3.1(b) and Section 12.2, as of the effective date of the Plan, a total of 30,600,000 Shares will be available for issuance under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted under the Company’s 2013 Long-Term Incentive Plan after March 30, 2017 and prior to the effective date of the Plan, and 1.6 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted under the Company’s 2013 Long-Term Incentive Plan after March 30, 2017 and prior to the effective date of the Plan. Any Shares that are subject to Options or Stock Appreciation Rights granted after the effective date of the Plan shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights granted after the effective date of the Plan shall be counted against this limit as 1.6 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under the Prior Plans.

(b)If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 30, 2017, any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to any Award, (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c)Shares issued under Substitute Awards that qualify for an exemption from the applicable stockholder-approval requirements under NASDAQ Listing Rule 5635(c) or its successor shall not reduce the Shares authorized for grant under the Plan and shall not be subject to the applicable Limitations authorized for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(d)Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 1.6 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

3.3.Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid or payable by the Company to such Director, will not exceed (i) $750,000 in total value or (ii) in the event such Director is first appointed or elected to the Board during such period, or with respect to a lead director or chairman role $1,000,000 in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes. For the avoidance of doubt, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

4.	ELIGIBILITY AND ADMINISTRATION

4.1.Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.Administration.

(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards waive or accelerate any vesting terms or restrictions); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)To the extent not inconsistent with applicable law, including the Delaware General Corporation Law, Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not executive officers of the Company (provided that the Committee resolutions regarding such delegation will specify the total number of Shares that may be subject to the Awards granted by such person or persons) and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d)The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.	OPTIONS

5.1.Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

5.4.Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

5.5.Exercise of Options.

(a)Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 13.1); provided, however, any fractional Share shall be settled in cash.

(d)No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6.Form of Settlement.  In its sole discretion, the Committee may provide in the form of Award Agreement that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.Incentive Stock Options.  The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 30,600,000 Shares, subject to adjustment as provided in Section 12.2.

5.8.Extension of Termination Date.  Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of an Option following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Option will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Option would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Option as set forth in the applicable Award Agreement.

6.	STOCK APPRECIATION RIGHTS

6.1.Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share (x) on the date of grant or (y) if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in exchange for or in conjunction with, but subsequent to, an Option), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) a term not greater than seven (7) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (in accordance with Section 13.1); any fractional Share shall be settled in cash.

No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

Extension of Termination Date.  Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of a Stock Appreciation Right following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Stock Appreciation Right will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Stock Appreciation Right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Stock Appreciation Right as set forth in the applicable Award Agreement.

7.	RESTRICTED STOCK AWARDS

7.1.Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2.Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3.Rights of Holders of Restricted Stock.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property distributable as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall not be paid until and unless the underlying award vests.

8.	RESTRICTED STOCK UNIT AWARDS

8.1.Grants.  Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2.Award Agreements.  The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

8.3.Payment.  Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Performance Shares shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the Performance Shares with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

9.3.Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue or product revenue growth; bookings; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a drug candidate; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase) or announcing or presenting preliminary or final data from clinical studies, in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); sales or licenses of the Company’s assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings or discontinued operations, (b) items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals (and any exclusions) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Restricted Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances and in accordance with Section 162(m) of the Code.

10.4.Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 8,000,000 Shares or (ii) Restricted Stock Awards, Performance Awards and/or Restricted Stock Unit Awards during any calendar year that are denominated in Shares and are intended to comply with the performance-based exception under Code Section 162(m) under which more than 8,000,000 Shares may be earned (collectively, the “Limitations”). In addition to the foregoing, during any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $10,000,000 may be earned. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations (or, in the case of a performance award denominated in cash, to be counted toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS

11.1.Impact on Certain Awards.  The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price.

11.2.Assumption or Substitution of Certain Awards.

(a)To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for (or continued) shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (v) all Awards not assumed or substituted for (or continued) shall terminate immediately after the Change in Control.

(c)The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(i)During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(iii)The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded); provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); or

(e) increase the maximum permissible term of the Plan or of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d). The Board may not without the approval of the Company’s stockholders cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award when the option price or grant price per Share exceeds the Fair Market Value of one Share. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and pursuant to Section 3.3, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.Transferability of Awards.  Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order for no consideration); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents shall in all events be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited and shall not be paid until and unless the underlying Award vests.

13.	MISCELLANEOUS

13.1.Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum statutory tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award, subject to the discretion of the Committee and in accordance with Company policies.

13.2.Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan. In addition, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Compensation Committee has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

13.3.Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted the Award in accordance with the procedures established by the Company, and otherwise complied with the then applicable terms and conditions.

13.4.Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.Cancellation of Award.

(a)Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts, including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

(b)In the event the Participant ceases to be employed by, or provide services to, the Company on account of a termination for Cause by the Company, any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company. In addition, notwithstanding any other provisions of this Section, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, any Awards held by the Participant shall immediately terminate. In the event a Participant’s employment or services is terminated for Cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

13.6.Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8.Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.Severability.  The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

13.16.Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ARENA PHARMACEUTICALS, INC. 6154 NANCY RIDGE DRIVE SAN DIEGO, CA 92121   VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2017. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   E29153-P94344   KEEP THIS PORTION FOR YOUR RECORDS   THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.   DETACH AND RETURN THIS PORTION ONLY   ARENA PHARMACEUTICALS, INC.   To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR the following:   1. Election of Directors  Nominees:   01) Scott H. Bice, J.D.  02) Jayson Dallas, M.D.  03) Oliver Fetzer, Ph.D.  04) Amit D. Munshi  05) Garry Neil, M.D.  06) Tina Nova, Ph.D.  07) Phillip Schneider  08) Christine White, M.D.  09) Randall Woods For All ☐ For All Except ☐ Withhold All ☐  The Board of Directors recommends you vote FOR the following proposal: 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice. For ☐ Against ☐ Abstain ☐ The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.  Abstain ☐ 1 Year ☐ 3 Years ☐ 2 Years ☐   The Board of Directors recommends you vote FOR proposals 4, 5, 6 and 7.   4. To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-six (1:6) to one-for-ten (1:10), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of our 2018 Annual Meeting of Stockholders.  For ☐ Abstain ☐ Against ☐   5. To approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect, if and only if Proposal 4 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Effects of Authorized Shares Reduction” in the section of the accompanying proxy statement entitled “Proposal 5 Approval of Reduction in the Number of Authorized Shares of Common Stock.” For ☐ Abstain ☐ Against ☐   6. To approve the Arena Pharmaceuticals, Inc., 2017 Long-Term Incentive Plan. ☐ ☐ ☐   7. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017. ☐ ☐ ☐   NOTE: Such other business as may properly come before the meeting or any adjournment thereof.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]  Date   Signature (Joint Owners)  Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E29154-P94344 ARENA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 13, 2017 9:00 a.m. (Pacific Time) This proxy is solicited by the Board of Directors The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2017, and the Annual Report to Stockholders, and hereby appoints Amit D. Munshi and Steven W. Spector, Chief Executive Officer and the Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 24, 2017, at the 2017 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6154 Nancy Ridge Drive, San Diego, California 92121, on Tuesday, June 13, 2017 at 9:00 a.m. (Pacific Time),and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side V.1.1